F i l ed P u r s u a n t t o R u l e 4 3 3 R eg i s t r a t i o n No. 3 3 3 - 2 7 7 2 1 1 No v e m be r 1 0 , 2 0 2 6 F R EE W R I T I NG P R O S PE C T U S ( T o P r o d u c t S u pp l e m e n t No. 2 d a t ed M ay 8, 2 0 24 , P r o s pe c t u s S u pp l e m e n t d a t e d F eb rua ry 2 1 , 2 0 2 4 a n d P r o s p e c t u s d a t ed Feb rua ry 2 1 , 2 0 2 4 ) H S BC U S A I nc . Mar k et L i n k e d Se c u r i t ie s — Au t o - Callab l e wit h Fixed Co u po n a n d G e ar e d B u ff e r e d D o wns i d e Pr i n c i p a l a t R i sk Sec u r i t i e s L i nke d to t he C om m o n Sto c k of C a t e r p i l l a r I nc . du e M a y 1 6, 2 0 2 8 L i n k e d t o th e c o m mo n s t o c k o f C a t e r p ill a r I n c . (th e “ U n d e r l y i n g S t o c k ” ) U n li k e o r d i n a r y d e b t s ec u r i t i e s , th e s e c u r i t i es d o n o t r e p a y a f i x e d a mo u nt o f p r i n cipa l a t m a tu r i t y a n d a r e s u b j ec t t o p o t e nt i a l a ut o m a t i c ca l l p r i o r t o m a tu r i t y u p o n th e t e r m s d es c r i b e d b elo w . W h e th e r th e s e c u r i t i es a r e a ut o m a t i ca l l y ca l l e d p r i o r t o m a t u r i t y a n d , i f th e y a r e n o t a ut o m a t i c a ll y ca l l e d , w h e th e r y o u r ec e i v e th e f a c e a mo u n t o f yo u r s e c u r i t i es a t m a tu r i t y wi l l d e p e n d , i n eac h cas e , o n t h e s t o c k clo s i n g p r i c e o f th e U n d e r l y i n g S t o c k o n t h e r el e v a nt ca l l d a t e o r th e f i n a l ca l c u l a t i o n d a y . Q u a r t e rl y C o u p o n . T h e s ec u r i t i es wi l l p a y a f i x e d c o u p o n p a y me n t o n a q u a r t e r l y b a sis unt il th e earl i e r o f th e s t a t e d m a tu r i t y d a t e o r a ut o m a t i c ca l l , a t a p e r a nnu m r a t e th a t wi l l b e d e t e r m i n e d o n th e p r i ci n g d a t e a n d wi l l b e a t l eas t 1 0 . 0 0 % p e r a nn u m A u t o m a t i c C a l l . I f th e s t o c k clo s i n g p r i c e o f th e U n d e r l y i n g S t o c k o n a n y o f th e q u a r t e r l y ca l l d a t e s f r o m M a y 2 0 2 7 t o F e b r u a r y 2 0 2 8 , i n cl u si v e , i s g r ea t e r th a n o r e q u a l t o th e s t a r t i n g p r i c e , th e s e c u r i t i e s wi l l b e a ut o m a t i ca l l y ca l l e d f o r th e f a c e a m o un t p l u s a f i n a l c o u p o n p a y me n t M a t u r i t y P a y m e n t A m o u n t . I f th e s e c u r i t i es a r e n o t a u t o m a t i ca l l y ca l l e d p r i o r t o m a t u r i t y , y o u wi l l r e c eiv e a m a t u r i t y p a y me n t a mo u nt ( i n a dd i t i o n t o th e f i n a l c o u p o n p a y me n t) d e p e n d i n g o n th e e n d i n g p r i ce o f th e U n d e r l y i n g S t o c k d e t e r m in e d a s f o ll o w s : I f th e s t o c k clo s i n g p r i ce o f th e U n d e r l y i n g S t o c k i s g r e a t e r th a n o r e q u a l t o th e d o w n side th r e s h o l d p r i c e , y o u wi l l r ec e i v e th e f a c e a mo u n t I f th e s t o c k c l o si n g p r i c e o f th e U n d e r l y i n g S t o c k o n th e f i n a l ca l c u l a t i o n d a y d e c r eas e s b y m o r e th a n th e b u f f e r a m o u nt, w e wi l l d el i v e r t o yo u a t m a tu r i t y a n u mbe r o f s h a r es o f th e U n d e r l y i n g S t o c k e q u a l t o th e s h a r e d el i v e r y a m o unt, w hi c h i s e q u a l t o th e f a c e a mo u nt d i v i d e d b y th e th r e s h o l d p r i c e , s u b jec t t o a d j u s t m e nt f o r c e r t a i n c o r p o r a t e e v e n t s . T h e s h a r e d el i v e r y a mo u n t i s e x p ec t e d t o b e w o r th l es s th a n th e f a c e a mo u nt o f th e se c u r i t i e s a n d m a y b e w o r th l es s . T h e b u f f e r a mo u nt i s 2 5 % a n d th e d o w n side th r e s h o l d p r i c e i s e q u a l t o 75 % o f th e s t a r t i n g p r i c e I f th e s e c u r i t i e s a r e n o t a ut o m a t i ca l l y ca l l e d p r i o r t o m a t u r i t y , y o u wi l l h a v e d o w n s i d e e x p o s u r e t o th e U n d e r l y i n g S t o c k i f th e e n d i n g p r i c e i s l e ss th a n th e th r es h o l d p r i c e , b ut yo u wi l l n o t p a r t i c i p a t e i n a n y a p p r e ci at i o n o f t h e U n d e r l y i n g S t o c k a n d wi l l n o t r ec e i v e a n y d i v i d e n d s o n th e U n d e r l y i n g S t o ck Al l p a y m e nt s o n th e s ec u r i t i e s a r e s u b j ec t t o th e c r e d i t r i s k o f H S B C U S A I n c . a n d y o u wi l l h a v e n o a b ili t y t o p u r s u e th e i ss u e r o f th e U n d e r l y i n g S t o c k f o r p a y m e nt; i f H S B C U S A I n c . d e f a u l t s o n i t s o b li g a t i o n s , yo u c o u l d l o se a ll o r s o m e o f y o u r i n v es t m e n t N o e x c h a n g e li s t i n g ; d esig n e d t o b e h el d t o m a t u r i t y o r earl i e r a ut o m a t i c ca l l N e i th e r t h e U. S . S e c u r i t i e s a n d E x c h a n ge Co m m i ss i o n ( t h e “ S E C” ) n o r a n y s t a t e s e c u r i t i e s c o m m i s s i o n h a s a pp r o v ed o r d i s a pp r o v ed o f t h e s e c u r i t i e s o r p a s s ed u p on t h e a c c u r a cy o r t h e a deq u a cy o f t h i s d oc u m e n t , t h e a c c o m p a n y i n g p r o s pe c t u s , p r o s pe c t u s s u pp l e m e n t o r p r o d u c t s u pp l e m e n t . A n y r ep r e s e n t a t i o n t o t h e c o n t r a r y i s a c r i m ina l o f f e n s e . T h e s e c u r i t i es h av e c o m p l e x f e a t u r e s a n d i n v e s t i n g i n t h e s e c u r i t i es inv o l ve s r i s k s n o t a s s oc ia t ed w i t h a n inv est m e n t i n c o n v e n t i o n a l deb t s e c u r i t i e s . Y o u s h oul d r e f e r t o “ S e l e c t ed R i s k C o n s i d e r a t i o n s ” beg in n in g o n p a ge F W P - 9 o f t h i s d o c u m e n t a n d “ R i s k Fa c t o r s ” beg i n n in g o n p a ge S - 1 o f th e a c c o m p a n y i n g p r o s pe c t u s s u pp l e m e n t a n d p a ge P S - 5 o f th e a c c o m p a n y i n g p r o d u c t s u pp l e m e n t . O r i g i n a l O f f e r i n g P r i c e M a x i m u m U n d e r w r i t i n g D i s c o u n t (1) (2) M i n i m u m P r o c e e d s t o H S B C P e r S e c u r i t y $1 , 0 0 0 . 0 0 U p t o $ 2 0 . 7 5 A t l eas t $ 97 9 . 25 T o t a l $ $ $ (1) H S B C S e c uri t i e s ( U SA ) I n c . w ill r e c e i v e a n un d er w ri t i n g di s co un t o f u p t o $ 2 0 .7 5 p er s e c uri t y , w hi c h i t w ill p a y t o t he ag e n t , W e l l s F a r g o S e c uri t i e s , LL C ( “ W e ll s F a r g o S e c uri t i e s ” ) , a s a c o mm i ss i o n . Th e a g en t m a y r e s e l l t he s e c uri t i e s t o o t he r s e c uri t i e s d e a l e r s a t t h e o ri gi n a l o f f e rin g pr i c e l e s s a co n c e ss i o n n o t i n e x c e s s o f $15 .0 0 p e r s e c uri t y . S u c h s e c uri t i e s d e a l e r s m a y in c l u d e W e l l s F a r g o A d v i so r s ( “ W F A ” ) ( t he t r ad e n a m e o f t he r e t ai l br o k e r ag e busi n e s s o f W e l l s F a r g o C l e a r in g S e r v i c e s , LL C a n d W e ll s F a r g o A d v i s o r s F in a n c i a l N e t w o r k , LL C , e ac h a n a f f il i a t e o f W e ll s F a r g o S e c u r it i e s ) . I n addi ti o n t o t he s e llin g co n c e ss i o n a l l o w e d t o WF A , t he ag e n t m a y p a y $ 0.7 5 p er s e c uri t y o f t he c o m m i s s i o n t o W F A a s a dist ri bu t i o n e x p e n s e f ee f o r e a c h s e c uri t y so l d b y W F A . I n a d di ti o n , i n r e s p e c t o f c e r t ain s e c uri t i e s so l d in t h i s o f f e rin g , t h e I ss u e r m a y pa y a f e e o f u p t o $ 2 .0 0 p er s e c uri t y t o s e l e c t e d s e c uri t i e s d e a l e r s in co n s i d er a ti o n f o r m a r k e t i n g a n d o t he r s e r v i c e s i n c o nn e c t i o n w i t h t he d i s t r i bu ti o n o f t he s e c uri t i e s t o o t he r s e c uri t i e s d e a l e r s . S ee “ T e r m s o f t h e S e c uri t i e s — A g en t ’ s C o m m i s s i o n a n d O t he r F ee s ” i n t h i s f r ee w ri t i n g pro s p e c t u s a n d “ U s e o f P r o c ee d s a n d He d g in g ” i n t he pr o s p e c t u s s u p p l e m e n t f o r in f o r m a ti o n r e ga r di n g h o w w e m a y h e d g e o ur o bl i gat i o n s un d er t he s e c uri t i e s . Th e e s t i m a t e d ini t i a l v a l u e o f t he s e c uri t i e s o n t he pr i c in g dat e i s e x p e c t e d t o b e b e t w ee n $930 .00 a n d $ 97 0 .0 0 p er s e c uri t y , w hi c h i s e x p e c t e d t o b e l e s s t h a n t he pr i c e t o pub l i c . Th e m a r k e t v a l u e o f t he s e c uri t i e s a t a n y t i m e w il l r e f l e c t m a n y f ac t o r s a n d c a n n o t b e pr e dict e d w i t h a cc ur a c y . S ee “ T e r m s o f t h e S e c uri t i e s — E s t i m a t e d I ni t i a l V a l u e” o n pag e F W P - 3 a n d “ S e l e c t e d R i s k C o n s i d er a ti o n s ” b e gi n nin g o n p ag e F W P - 9 o f t h i s d oc u m e n t f o r a d di ti o n a l in f o r m a t i o n . H SB C S ec u r i t i e s ( U S A ) I nc. W e l l s F a r g o Se c u r i t i e s

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 2 Te r m s o f t h e S e c u r i t i e s Iss u e r : HS B C U S A In c . Ma r k e t M e a s u r e s : T h e c o mm o n s t o c k o f Cater p i l l a r In c . (B l oo mb e r g tic k e r s y m b ol “ C A T ” ) ( t h e “ U n d e r l yin g St o c k ” ) O r i g i n a l O f f er i n g P r i c e : $ 1, 000 per s e curi t y . F a c e Am oun t : T h e p r i n cip a l am o u n t o f $ 1, 0 0 0 per s e curi t y. R e f e r e n c e s i n t h i s f r e e w r itin g p r o s pectu s t o a “ s e curi t y ” a r e t o a s e curi t y w it h a f ace a m o u n t o f $ 1, 00 0 . P r i c i n g D a t e * : N o v e mb e r 1 1, 20 2 6 Iss u e D a t e * : N o v e mb e r 1 6 , 202 6 F i n a l C a l c u l a t i o n D a y * : M a y 11, 202 8 , s ubj e ct t o p o s t p o n e m e n t a s d e s cr i b e d b e lo w u n d e r “ — M a r k e t Di s r upti o n E v e n t s a n d P o s t p o n e m e n t P r o v i s i o n s . ” S t a t ed Ma t u r i ty D a t e * : M a y 1 6 , 202 8, s ubj e c t t o p o s t p o n e m e n t. T h e s e curi t ie s a r e n o t s ubj e c t t o r e d e mp t i o n a t t h e o p t i o n o f HSB C o r rep a yme n t a t t h e o p t i o n o f any h o l d e r o f t h e s e curi t i e s p r i o r t o matu r it y o r aut o m a tic ca l l . C o u p o n P a y m e n t s : On e ac h c o up o n p a yme n t da t e , y o u w i l l rec e i v e a f ixe d c o u p o n p a yme n t a t a p e r an n um r a t e e qua l t o t h e c o up o n r a te ( e ac h a “ c o u p o n p a yme n t ” ) . Eac h c o up o n p a yme n t w i ll b e c a l cu l a t e d per s e curi t y a s f ol l o w s : ( $ 1, 00 0 × c o u p o n r a t e ) / 4 . A c o up o n p a yme n t w i ll b e r o u n d e d t o t h e n e a r e s t c e n t, w it h o n e - h a l f c en t r o u n d e d u pwa r d . C o u p o n R a t e : A t l e ast 1 0 . 0 0 % per a n n um , t o b e d e termi ne d o n t h e p r ici n g d a te . C o u p o n P a y m e n t D a t e s : Qu a r te r l y, o n t h e 1 6 t h o f e ac h Februa r y, M a y , A u g u s t and N o v e mb e r , c o mm e n ci n g Febru a r y 202 7 and e n di n g o n t h e s t a ted ma t u r it y da t e , u nl e ss ca l l e d e a r l ier, p r o v i d ed t h a t i f a ca l l da t e i s p o s t p o n e d , as d e s cr i b e d u n d e r “ — M a r k e t Di s r upti o n E v e n t s and P o s t p o n e m en t Pr o v i s i o n s ” b e l o w , t h e c o up o n p a yme n t t o b e made o n t h e c o up o n p a yme n t da t e imm e di a te l y f o ll o w i n g t h a t o r igi n a l l y s c h e du l e d ca l l da t e w i l l b e ma d e o n t h e d a t e t h a t i s t h r ee bu s i n e s s da y s aft e r t h a t ca l l da t e a s p o s t p o n e d . I f a n y c o up o n p a yme n t i s mad e o n a da y aft e r t h e r e l e v an t s c h e d u l e d c o up o n p a yme n t da t e , i n ter e s t o n t h a t p a yme n t w i ll n o t a ccrue d uri n g t h e peri o d f r o m a n d a f ter t h e s c h e du l e d c o up o n p a yme n t d a t e . S e e “ D es cr i p t i o n o f N o te s — D e f i n iti o n s ” o n p a g e S - 1 5 o f t h e acc o mp a n yin g p r o s pectu s s u p p l e m en t f o r t h e d ef i n iti o n o f re c o r d date . C a l l D a t e s * : Qu a r te r l y, o n t h e t h i r d bu s i n e s s da y p r i o r t o e ac h c o up o n p a y m en t da te , c o mm e n c i n g M a y 2 0 27 a n d e n d i n g F e b r u a r y 2 0 2 8 , i n c l u s i v e, e ac h s ub j e ct t o p o s t p o n e m e n t as d e s cr i b e d b e l o w u n d e r “ — M a r k e t Di s r upti o n E v e n t s an d P o s t p o n e m en t P r o v i s i o n s ” b e l o w . A u t o ma t i c C a l l : I f t h e s t o c k c l o s i n g p r ice o f t h e U n d e r l yin g St o ck o n any c a l l da t e i s greater t h an o r e q ua l t o t h e s t a r tin g p r ic e , t h e s e curi t i e s w i ll b e aut o ma t ica l l y c a ll e d , and o n t h e r e l a t e d ca l l s e t t l e m en t da t e , y o u w i ll b e e n ti t l e d t o r e c e i ve a ca s h p a yme n t per s e curi t y i n U . S . d oll a r s e qu a l t o t h e f ace am o u n t p l u s a f i n a l c o u p o n p a yme n t . T h e s e c uri t ie s w i ll n o t b e s ubj e ct t o aut o ma t ic ca l l u n ti l t h e s e c o n d ca l cu l a t i o n da y , w h ic h i s a p p r o xim a te l y s i x m o n t h s a f ter t h e i s s u e date . I f t h e s e curi t i e s a r e aut o ma t ica l l y c a ll e d , t h e y w i l l c e as e t o b e o u t s t a n di n g o n t h e r e l a t e d ca l l s e t t l e m e n t da t e a n d y o u w i l l h a v e n o f ur t h e r r igh t s u n d e r t h e s e curi t ie s aft e r s uch ca l l s e t t l e m e n t da t e. Y o u w i ll n o t r e c e i v e any n o tic e f r o m u s i f t h e s e c u r itie s a r e a u t o ma t ica l l y ca l l e d . C a l l S e t t l e men t D a t e s : T h r ee bu s i n e s s da y s a f te r t h e a p p l icab l e c a l l date ( a s e ac h s u c h ca l l date may b e p o s t p o n e d p ur s ua n t t o “ — M a r k e t Di s r upti o n E v e n t s an d P o s t p o n e m e n t P r o v i s i o n s ” b e l o w , i f a p p l ica b l e ) . Ma t u r i ty P a y m e n t Am oun t : I f t h e s e curi t i e s a r e n o t au t o ma t ica l l y ca l l e d p r i o r t o ma t uri t y, y o u w i l l b e e n ti t l e d t o r e c e i ve t h e ma t uri t y p a yme n t am o u n t ( i n addi t i o n t o t h e f i n a l c o u p o n p a yme n t ) . T h e “ ma t uri t y p a yme n t am o u n t ” per s e curi t y w i ll b e d e termi ne d as f o ll o w s : • i f t h e e n d i n g p r ic e i s greater t h an o r e qua l t o t h e t h r e s h o l d p r ic e : a ca s h p a yme n t i n U . S . d o ll a r s e qua l t o $ 1 , 00 0 ; o r • i f t h e e n di n g p r ic e i s l e s s t h an t h e t h r e s h ol d p r ic e : a n umb e r o f s h a r e s o f t h e U n d e r l yin g S t o c k e qua l t o t h e s h a r e d e l i ve r y a m o u n t

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 3 I f t h e s e c u r i t i e s a re n o t a u t o ma t i c a l l y c a l l e d p r i o r t o ma t u r i ty a n d t h e e n d i n g p r i c e i s l e ss t h a n t h e t h re s h o l d p r i c e , yo u w i l l re c e iv e a n u m b er o f s h a re s o f t h e U n d er l y i n g S t o c k a t ma t u r i ty t h a t i s ex p e c t ed t o b e wo rth l e ss t h a n t h e f a c e a mo u n t o f t h e s e c u r i t i e s a n d may b e wo rth l e s s. T he a c t u a l v a l u e o f t h e s h a re s yo u re c e i v e a t ma t u r i ty w i ll d e p e n d o n t h e c l o s i n g v a l u e o f t h e U n d er l y i n g S t o c k o n t h e s t a t e d ma t u r i ty d a t e , w h i c h may b e l ow er t h a n i t s v a lu e o n th e f i n a l ca l c u l a t i o n d a y . A n y p o s i t i v e re t u r n o n t he s e c u r i t i e s w i l l b e l i m i t ed t o t h e s u m o f yo u r c o u p o n p a y m e n t s . Y o u w i l l n o t p a r t i c i p a t e i n a n y a pp re c i a t i o n o f t h e U n d er l y i n g S t o c k , b u t yo u w i l l h a v e d o w n s i d e ex p o s u re t o t h e U n d er l y i n g S t o c k i f t h e e n d i n g p r i c e i s l e ss t h a n t h e t h re s h o l d p r i c e . S h a re D e l i v er y Am oun t : A n umb e r o f s h a r e s o f t h e U n d e r l yin g S t o c k e qu a l t o t h e p r o d uct o f (i ) t h e f ace am o u n t di v i d e d by t h e t h r e s h ol d p r ic e and (ii) t h e ad j u s tme n t f ac t o r as o f t h e s t a te d ma t uri t y da t e , r o u n d e d t o f i v e d e cima l p l ace s . T h e ad j u s tme n t f ac t o r i s i n iti a l l y s e t e qu a l t o 1. 0 o n t h e p r ici n g da t e , s ubj e ct t o ad j u s t m en t f o r c e r t a i n c o r p o r a t e e v e n t s r e l a t i n g t o t h e U n d e r l y i n g St o c k , as d e s cr i b e d u n d e r “ G e n e r a l T e r m s o f t h e S e curi t ie s — C e r t a i n T e r m s f o r S e curi t ie s L i n k e d t o an U n d e r l yin g St o c k — A dju s tm e n t E ve n t s ” i n t h e acc o mp a n yin g p r o d uct s up p l e m en t. F o r pu r p o s e s o f d e te r mi n i n g t h e s h a r e d e l i ve r y a m o u n t , t h e ad j u s tme n t f ac t o r w i l l b e s ubj e ct t o ad j u s tme n t f o r e v e n t s w it h an e ff e ctiv e da t e o r e x - di v id e n d da t e , as a p p l icab l e, f r o m b u t ex c l ud i n g t h e p r ici n g da t e t o an d i n c l udi n g t h e s t a ted ma t uri t y da t e . W e w i ll p a y ca s h i n l ie u o f d e l i v e r i n g any f r ac t i o n a l s h a r e s o f t h e U n d e r l yin g St o ck i n an am o u n t e qua l t o t h a t f r ac t i o n mu l t i pl i e d b y t h e e n di n g p r ic e . T hre s h o l d P r i c e : , w h ic h i s e qua l t o 75 % o f t h e s t a r tin g p r ic e . B u f f er Am o un t : 2 5 % S t a r t i n g P r i c e : , t h e s t o c k c l o s i n g p r ic e o f t h e U n d e r l yin g St o ck o n t h e p r ici n g da te . En di n g P r i c e : T h e s t o c k c l o s i n g p r ic e o f t h e U n d e r l yin g St o c k o n t h e f i n a l c a l cu l a t i o n da y. S t o c k C l o s i n g P r i c e : T h e st o c k c l o s i ng p ric e , t h e c l o si n g p r ic e a nd t h e a d j u st m e n t f a c t o r h a v e t h e m e ani n g s s e t f o r t h u n d e r “ G e n e r a l T e r m s o f t h e S e cur i tie s — C e r t a i n T e r m s f o r S e cu r itie s L i n k e d t o an U n d e r l yin g St o c k — C e r t a i n De f i n it i o n s ” i n t h e acc o mp a n yin g p r o du c t s up p l e m e n t . Ma r k e t D i s r u p t i o n E v e n t s a n d P o s tpo n eme n t P r o v i s i o n s : Eac h ca l l da t e an d t h e f i n a l c a l cu l a t i o n da y a r e s ubj e ct t o p o s t p o n e m en t du e t o n o n - t r adin g day s and t h e o cc u rr e n c e o f a ma r k e t di s r upti o n e v e n t. I n addi t i o n , t h e s t a ted ma t uri t y da t e w i ll b e p o s t p o n e d i f t h e f i n a l ca l cu l a t i o n da y i s p o s t p o n e d and w i ll b e ad j u s ted f o r n o n - bu s i n e s s da y s . F o r m o r e i n f o r ma t i o n r e ga r di n g ad j u s t m en t s t o t h e ca l l da t e s and t h e f i n a l c a l cu l a t i o n da y , t h e ca l l s e t t l e m en t da t e s and t h e s t a ted ma t uri t y da t e , s e e “ G e n e r a l T e r m s o f t h e S e curi t ie s — C o n s e q u e n c e s o f a M a r k e t Di s r upti o n E v e n t ; P o s t p o n e m en t o f a Ca l c u l a t i o n Da y — S e curi t i e s L i n k e d t o a S i n g l e M a r k e t M e as u r e ” and “ — P a y m en t D a te s ” i n t h e ac c o mp a n yin g p r o du c t s up p l e m en t. F o r pu r p o s e s o f t h e acc o mp a n yin g p r o du c t s up p l e m en t, e ac h c a l l da t e, an d t h e f i n a l ca l c u l a t i o n da y i s a “ ca l c u l a ti on da y , ” and e ac h c o up o n p a yme n t da t e , e ac h ca l l s e t t l e m en t da t e an d t h e s t a ted ma t uri t y da t e ar e a “ p a yme n t da t e. ” I n addi t i o n , f o r i n f o r ma t i o n r e ga r di n g t h e ci r cu m s t a n c e s t h a t ma y r e s u l t i n a ma r k e t d i s r upti o n e v e n t, s ee “ G e n e r a l T e r m s o f t h e S e curi t ie s — C e r t a i n T e r m s f o r S e curi t ie s L i n k e d t o an U n d e r l yin g St o ck — M a r k e t Di s r upti o n E v e n t s ” i n t h e acc o mp a n yi n g p r o d uct s up p l e m e n t . C a l c u l a t i o n Agen t : HSB C S e curi t ie s (U S A ) I n c. E s t i ma t e d I n i t i a l V a l u e : T h e e s tim a ted i n iti a l v a l u e o f t h e s e curi t ie s i s e x p e cted t o b e l e s s t h an t h e p r ic e y o u p a y t o pu r c h as e t h e s e curi t ie s . T h e e s tim a ted i n iti a l v a l u e d o e s n o t r e p r e s e n t a mi n imu m p r ic e a t w h ic h w e o r any o f o ur af f i l ia t e s w o u l d b e w i l l i n g t o pu r c h as e y o ur s e curi t ie s i n t h e s e c o n da r y ma r k e t, i f any , a t a n y time . T h e e s tim a ted i n iti a l v a l u e w i l l b e ca l c u l a t e d o n t h e p r ici n g da t e and w i l l b e s e t f o r t h i n t h e p r ici n g s up p l e m e n t t o w h ic h t h i s f r ee w r itin g p r o s pectu s r e l a t e s . S e e “ S e l e cted R i s k C o n s id e r a t i o n s — T h e E s tim a ted I n iti a l Va l u e Of T h e S e curi t ie s , Whic h Wi l l B e D e t e r mi n e d By U s On T h e Pr ici n g Date , I s Ex p e cted To B e L e s s T h an T h e O r igi n a l Of f e r i n g Pr ic e An d M a y Di f f e r F r o m T h e M a r k e t Va l u e O f T h e S e curi t ie s I n T h e S e c o n da r y M a r k e t, I f A n y . ” Ma t e r i a l U . S . T a x C o n s e q u e n c e s : F o r a di s cu s s i o n o f t h e U . S . f e d e r a l i n c o m e and e s t a te t a x c o n s e q u e n c e s o f t h e o w n e r s h ip an d di s p o s iti o n o f t h e s e curi t ie s , s e e “ U . S . Fed e r a l I n c o m e T a x C o n s id e r a t i o n s ” h e r e i n and “ U . S . Fed e r a l I n c o m e T a x C o n s id e r a t i o n s ” i n t h e acc o mp a n yin g p r o s pect u s s up p l e m en t. Agen t ’ s Co m m i ss i o n a n d O t h er F ee s : HS B C S e curi t ie s (USA ) I n c . w i ll r e c e i v e an un d e r w r itin g di s c o u n t o f up t o $ 20 . 7 5 per s e cur i t y , w h ic h it w i ll p a y t o t h e age n t, W ell s F a r g o S e curi t ie s , as a c o mmi s s i o n . T h e age n t ma y r e s e l l t h e s e curi t ie s t o o t h e r s e curi t ie s d e a l e r s a t t h e o r igi n a l o ff e r i n g p r ic e o f t h e s e curi t ie s l e ss a c o n c e s s i o n n o t i n e xce s s o f $ 1 5 . 0 0 per s e curi t y. Su c h s e curi t ie s d e a le r s ma y i n c l ud e W F A. I n addi t i o n t o t h e s e ll i n g c o n c e s s i o n a l lo w e d t o W F A , W e l l s F a r g o S e curi t ie s ma y p a y $ 0 . 75 per s e curi t y o f t h e c o mmi s s i o n t o WF A a s a

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 4 di s t r ibuti o n e x p e n s e f e e f o r e a c h s e curi t y s o l d b y WF A . I n a dditi o n , i n r e s pect o f c e r t a i n s e curi t ie s s ol d i n t h i s o f f e r i n g , t h e I ss u e r may p a y a f ee o f up t o $ 2 . 00 per s e curi t y t o s e l e cted s e curi t i e s d e a le r s i n c o n s id e r a t i o n f o r ma r k e tin g and o t h e r s e r v ic e s i n c o n n e cti o n w it h t h e di s t r ibuti o n o f t h e s e curi t ie s t o o t h e r s e curi t i e s d e a l e r s . W e e x p e ct t o h e d ge o ur o b l i g a t i o n s t h r o u g h t h e age n t, o n e o f o ur o r it s af f i l ia t e s and / o r an o t h e r u n af f i l ia t e d c o u n ter p a r t y , w h i c h e x p e ct s t o r e a l i z e h e d g i n g p r o f it s p r o ject e d b y it s p r o p r ieta r y p r ici n g m o d e l s t o t h e e x t e n t it a s s um e s t h e ris k s i n h e r e n t i n h e d g i n g o ur o b l igati o n s u n d e r t h e s e c u r itie s . I f any d e a le r p a r tici p a t i n g i n t h e di s t r ibuti o n o f t h e s e curi t i e s o r any o f it s af f i l ia t e s c o n du c t s h e d g i n g ac t i v itie s f o r u s i n c o n n e cti o n w it h t h e s e curi t ie s , t h a t d e a le r o r it s af f i l ia t e w i l l e x p e ct t o r e a l i z e a p r o f it p r o ject e d by it s p r o p r ieta r y p r ici n g m o d e l s f r o m s uc h h e d g i n g ac t i v itie s . A n y s uch p r o ject e d p r o f it w i ll b e i n addi t i o n t o an y di s c o u n t, c o n c e ss i o n o r f e e r e c e i ve d i n c o nn e cti o n w it h t h e s a le o f t h e s e curi t ie s t o y o u . S e t t l eme n t : D e l i ve r y o f t h e s e curi t ie s w i l l b e made ag a i n s t p a yme n t t h e r e f o r i n N e w Y o r k , N e w Y o r k o n o r ab o u t t h e i ss u e da t e s pec i f ie d a b o v e , w h ic h i s e x p e c t e d t o b e m o r e t h an o n e bu s i n e s s da y f o l l o w i n g t h e p r ici n g da t e. U n d e r R u l e 1 5 c6 - 1 o f t h e S e curi t ie s Exc h an g e A c t o f 1 9 3 4 , t r ade s i n t h e s e c o n d a r y ma r k e t g e n e r a l l y a r e r e quire d t o s e t t l e i n o n e bu s i n e s s da y , u n l e s s t h e p a r tie s t o any s uch t r ade e x p r e ss l y ag r ee o t h e r w i s e. A cc o r di n g l y , pu r c h as e r s w h o w i s h t o t r ade s e curi t ie s o n any da t e p r i o r t o o n e bu s i n e ss da y b e f o r e d e l i v e r y w i ll b e r e quired t o s peci f y a l ternativ e s e t t l e m en t a r r an g e m en t s t o p r e v e n t a f ai le d s e t t l e m en t . D e n o m i n a t i o n s : $ 1, 00 0 and any i n te g r a l mu l t i p l e o f $ 1, 00 0 . C U S I P / I S I N: 4 0 4 2 8 H 6 R 8 / U S 4 0 4 2 8 H 6 R 8 7 _____ _ ___ _ ___ _ ___ _ * T o t h e e x t e n t t h at w e ma k e a n y c h a n g e t o t h e e x pe c t e d p r i c i n g dat e o r e x p e ct e d i s s u e dat e , t h e ca l l dat e s , t h e s tat e d ma t u r i ty dat e a n d o t h e r dat e s may a l s o b e c h a n g e d i n o u r d i s c r e t io n t o e n s u r e t h at t h e t e r m o f t h e s e cu r i t i e s r e mai n s t h e s am e .

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 5 Add i t i o n a l I n f o r m a t i o n A b out H S B C U S A I n c . a n d t h e S e c u r i t i e s T h i s d o cu m e n t r e l a t e s t o t h e o f f e r i n g o f s e curi t ie s i d e n ti f i e d o n t h e c o v e r p a g e . A s a pu r c h as e r o f a s e curi t y, y o u w i l l acq u i r e an i nv e s tme n t i n s t r um e n t l i n k e d t o t h e U n d e r l yin g St o c k . A l t h o u g h t h e o ff e r i n g r e l a t e s t o t h e U n d e r l yin g St o c k , y o u s h o u l d n o t c o n s t r u e t h a t f ac t as a r e c o mm e n da t i o n o f t h e m e r it s o f acqui r i n g a n i nv e s tme n t l i n k e d t o t h e U n d e r l y i n g St o c k , o r as t o t h e s uit a bi l it y o f an i n v e s tme n t i n t h e s e curi t ie s . Y o u s h o u l d r e ad t h i s d o cu m e n t t o g e t h e r w it h t h e p r o s pec t u s da t e d Februa r y 21 , 202 4 , t h e p r o s pectu s s up p l e m e n t da t e d Februa r y 21 , 202 4 , and t h e p r o du c t s up p l e m en t N o . 2 da t e d M a y 8 , 20 2 4 . I f t h e term s o f t h e s e c uri t ie s o f f e r e d h e r e by a r e i n c o n s i s te n t w it h t h o s e d e s cr i b e d i n t h e acc o mp a n yi n g p r o du c t s up p l e m e n t, p r o s p e ctu s s up p l e m en t o r p r o s pec t u s , t h e term s d e s cr i b e d i n t h i s f r ee w r it i n g p r o s p e ctu s s h a l l c o n t r o l . Y o u s h o u l d ca r e f u l l y c o n s id e r , am on g o t h e r t h i n g s , t h e ma t ter s s e t f o r t h i n “ S e l e cted R i s k C o n s id e r a t i o n s ” b e gi n n i n g o n p a g e FW P - 9 o f t h i s f r ee w r itin g p r o s pect u s a n d i n “ R i s k F a ct o r s ” b e gi n n i n g o n p a g e P S - 5 o f t h e p r o du c t s up p l e m en t, and b e gi n n i n g o n p a g e S - 1 o f t h e p r o s pectu s s up p l e m en t , as t h e s e curi t ie s i nv o l v e r i s k s n o t as s o cia t e d w it h c o nv e n ti on a l d e bt s e curi t ie s . Y o u a r e urg e d t o c o n s u l t y o ur i n v e s tme n t, l e ga l , t a x, acc o u n tin g a n d o t h e r advi s o r s b e f o r e y o u i nv e s t i n t h e s e curi t i e s . HS B C U S A I n c . h as f i l e d a r e g i s t r a t i o n s t a tem e n t (i n c l udi n g t h e p r o du c t s up p l e m en t, p r o s pectu s and p r o s pectu s s up p l e m en t) w it h t h e SEC f o r t h e o ff e r i n g t o w h ic h t h i s f r ee w r itin g p r o s pectu s r e l a t e s . B e f o r e y o u i n v e s t, y o u s h o u l d read t h e p r o du c t s up p l e m e n t , p r o s pectu s and p r o s pectu s s up p l e m en t i n t h a t r e gi s t r a t i o n s t a t e m en t and o t h e r d o cu me n t s HS B C U S A In c . h as f i l e d w it h t h e SEC f o r m o r e c o mp l e t e i n f o r ma t i o n ab o ut HS B C U S A I n c . and t h i s o f f e r i n g . Y o u m a y g e t t h e s e d o c u m en t s f o r f r e e by v i s itin g E D G A R o n t h e S EC’ s w e b s i t e a t www . s e c . g o v . A l ternativ e l y , HS B C S e curi t ie s ( U S A ) I n c . o r any d e a le r p a r tici p a t i n g i n t h i s o ff e r i n g w i l l a r r an g e t o s e n d y o u t h e p r o du c t s up p l e m e n t, p r o s pect u s s up p l e m en t a n d p r o s pectu s i f y o u r e qu es t t h e m by ca l l i n g 21 2 - 5 2 5 - 8 0 1 0. R e f e r e n c e s t o “HSB C, ” “ t h e I s s u e r , ” “ t h e Ba n k , ” “w e , ” “u s ” an d “ o ur ” i n t h i s f r ee w r itin g p r o s pectus a r e re f e r e n c e s t o HS B C U S A In c . an d n o t t o any o f o ur s u b s idia r ie s , u nl e ss w e s t a te o t h e r w i s e o r t h e c o n text o t h e r w i s e requir e s . Y o u ma y acc e ss t h e p r o d u ct s u p p l e m en t, t h e p r o s pectu s s u p p l e m en t a n d t h e p r o s pect u s o n t h e SEC w e b s ite ww w . s e c . g o v as f o l lo w s ( o r i f s uch a ddre s s h as c h an g e d , b y r e v ie w i n g o ur f i l i n g f o r t h e r e l e v ant date o n t h e SE C w e b s it e ) :  Pr o du c t s up p l e m e n t da t e d M a y 8 , 202 4 : h t t p s : / / ww w . s e c . g o v / A r c h i ve s / e d g a r / d a t a/ 8 3 2 4 6 / 0 00 1 1 0 4 6 5 9 2 4 0 5 8 6 7 2/tm2 4 1 3 6 44 d20 _ 4 2 4 b2.h t m  Pr o s pectu s s up p l e m e n t da t e d Februa r y 21 , 202 4 : h t t p s : / / ww w . s e c . g o v / A r c h i ve s / e d g a r / d a t a/ 8 3 2 4 6 / 0 00 1 1 0 4 6 5 9 2 4 02 5 8 7 8 /tm2 4 4 9 5 9 d 1 _ 4 2 4 b2.h t m  Pr o s pectu s dated F e b r ua r y 21 , 202 4 : h t t p s : / / ww w . s e c . g o v / A r c h i ve s / e d g a r / d a t a/ 8 3 2 4 6 / 0 00 1 1 0 4 6 5 9 2 4 02 5 8 6 4 /tm2 4 4 9 5 9 d 1 3 _ 4 2 4 b 3 . h t m

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 6 I n v e s t o r C o n s i d e r a t i o n s T he s e c u r i t i e s a r e n o t a p p r o p r i a t e f o r a l l i n v e s t o r s . T he s e c u r i t i e s may b e a n a pp r o p r i a t e i n v e s tme n t f o r i n v e s t o r s w h o : s ee k a n i n v e s tm e n t w it h f i x e d c o up o n p a yme n t s a t a r a t e o f a t l e ast 1 0 . 0 0 % per an n u m (t o b e d e termi n e d o n t h e p r ici n g da t e) u n ti l t h e e a r l ier o f matu r it y o r aut o ma t ic ca l l ; u n d e r s t a n d t h a t i f t he e n di n g p r ic e i s l e s s t h an t h e s t a r tin g p r ic e by m o r e t h an t h e bu f f e r am o u n t, t h e y w i l l r e c e i v e a n u mb e r o f s h a r e s o f t h e U n d e r l y i n g S t o c k a t ma t uri t y t h a t i s e x p e cte d t o b e w o r t h l e s s t h an t h e f a c e am o u n t o f t h e s e curi t ie s a n d ma y b e w o r t h l e s s ; u n d e r s t a n d t h a t y o u ma y n o t r e c e i v e a c a s h p a yme n t a t ma t uri t y and a r e i n s tead w i l l i n g t o accept d e l i v e r y o f s h a r e s o f t h e U n d e r l yin g St o ck i f t h e e n di n g p r ic e i s l e ss t h an t h e t h r e s h o l d p r ic e ; u n d e r s t a n d t h a t t h e s e curi t ie s ma y b e aut o ma t ica l l y ca l l e d p r i o r t o ma t uri t y and t h a t t h e te r m o f t h e s e curi t ie s ma y b e as s h o r t as a p p r o xim a te l y s i x m o n t h s ; a r e w i ll i n g t o f o r g o p a r tici p a t i o n i n any a p p r e cia t i o n o f t h e U n d e r l yin g St o c k an d di v id e n d s o r o t h e r di s t r ibuti o n s p a id o n t h e U n d e r l yin g St o ck ; an d a r e w i ll i n g t o h o l d t h e s e c uri t ie s t o ma t uri t y o r e a r l ier aut o m a tic ca l l . T he s e c u r i t i e s m a y n o t b e a n a pp r o p r i a t e i n v e s tme n t f o r i n v e s t o r s w h o : s ee k a l iquid i n v e s tm e n t o r a r e u n ab le o r u n w i ll i n g t o h o l d t h e s e curi t ie s t o matu r it y o r e a r l i e r aut o ma t ic ca l l ; r e quire f u l l p a yme n t o f t h e f a c e am o u n t o f t h e s e curi t ie s a t m a t uri t y ; s ee k a s e curi t y w it h a f ixed t e r m ; a r e u n w i ll i n g t o pu r c h as e s e c u r itie s w it h an e s tim a ted v a l u e as o f t h e p r ici n g da t e t h a t i s lo w e r t h an t h e o r igi n a l o ff e r i n g p r ic e an d t h a t may be as lo w a s t h e l o w e r e s tim a ted v a l u e s e t f o r t h o n t h e c o v e r p a g e ; a r e u n w i l l i n g t o ac c e p t t h e r i s k t h a t t h e s e curi t i e s a r e n o t a ut o ma t ica l l y c a ll e d p r i o r t o m a t uri t y and t h e s t o c k c l o s i n g p r ic e ma y d e c l i n e by m o r e t h an t h e bu f f e r am o u n t f r o m t h e s t a r tin g p r i c e , an d i f i t i s , t h e y w i l l r e c e i v e a n umb e r o f s h a r e s o f t h e U n d e r l yin g St o c k a t matu r it y t h a t i s e x p e cted t o b e w o r t h l e s s t h an t h e f a c e am o u n t o f t h e s e curi t ie s a n d may be w o r t h l e s s ; s ee k e x p o s ure t o t h e up s id e p e r f o r man ce o f t h e U n d e r l yi n g S t o c k ; a r e u n w i l l i n g t o accept t h e ris k o f e x p o s ure t o t h e U n d e r l yin g St o c k ; a r e u n w i l l i n g t o accept t h e credit ris k o f H SB C ; o r p r e f e r t h e lo w e r r i s k o f c o n v e n ti on a l f ixed i n c o m e i n v e s t m e n t s w it h c o mp a r ab le ma t uri t ie s i ss u e d by c o mp a n i e s w it h c o m p a r ab l e credit r a t i n g s . T he c o n s i d e r a t i o n s i d e n t i f i e d a b o v e a re n o t exh a u s t i v e . W he t he r o r n o t t h e s e c u r i t i e s a re a n a pp r o p r i a t e i n v e s tme n t f o r y o u w i l l d e p e n d o n yo u r i n d i v i d u a l c i rc u m s t a n c e s , a n d yo u s h o u l d r e a c h a n i n v e s tme n t d e c i s i o n o n ly a f t e r yo u a n d yo u r i n v e s tme n t , l e g a l , t a x , a c c o u n t i n g a n d o t h e r ad vi s o r s h a v e c a r e f u l ly c o n s i d ere d t h e a pp r o p r i a t e n e s s o f a n i n v e s tme n t i n t h e s e c u r i t i e s i n l i g h t o f y o u r p a r t i c u l a r c i rc u m s t a n c e s . Y o u s h o u l d a l s o r e v i e w c a r e f u l ly t he “ S e l e c t e d R i s k C o n s i d er a t i o n s ” here i n a n d “ R i s k F a c t o r s ” i n t h e a c c o m p a n y i n g p r od u c t s u pp l e men t a n d p r o s p e c t u s s u pp l e men t , f o r r i s k s re l a t ed t o a n i n v e s tme n t i n t h e s e c u r i t i e s . F o r more i n f o rma t i o n a b o u t t h e U n d e rly i n g S t o c k , p l ea s e s ee “The U n d er l y i n g S t o c k ” b e lo w .

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 7 D e t e r m i n i n g P a y m e n t A t M a tu r i t y I f t h e s e curi t ie s h av e n o t b e e n aut o ma t ica l l y ca l l e d p r i o r t o ma t uri t y, t h e n a t m a tu r it y , y o u w i ll r e c e i v e (i n addi t i o n t o t h e f i n a l c o up o n p a yme n t) t h e matu r it y p a yme n t a m o u n t ca l c u l a t e d a s f o l l o w s : I s t h e en d i n g p r ic e g r e a te r t h a n o r equ a l t o t h e t h r e s h ol d p r ic e ? Ye s Y o u w i ll rec e i v e per s e curi t y : a c a s h p a yme n t e qua l t o $ 1, 0 0 0 N o Y o u w i ll rec e i v e per s e curi t y : A n umb e r o f s h a r e s o f t h e U n d e r l yin g St o c k e qua l t o t h e s h a r e d e l i v e r y a m o u n t I n t h i s ca s e, t h e v a l u e o f t h e s h a r e d e l i ve r y a m o u n t t h a t y o u w i ll re c e i ve a t matu r it y i s e x p e cted t o b e w o r t h l e ss t h an t h e f ace a m o u n t o f t h e s e c uri t ie s an d may b e w o r t h l e s s .

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 8 H y p o t h e t i c a l P a y out P r o f i l e T h e f o l lo w i n g p r o f i l e i ll u s t r a t e s t h e v a l u e o f t h e p o te n ti a l ma t uri t y p a yme n t am o u n t o n t h e s e curi t ie s ( e xc l udi n g t h e f i n a l c o u p o n p a yme n t ) f o r a r an g e o f h y p o t h e tic a l per f o r man ce s f r o m t h e s t a r tin g p r ic e t o t h e en di n g p r ic e , a ss um i n g t h e s e curi t ie s h av e n o t be e n aut o ma t ica l l y ca l l e d p r i o r t o matu r it y . A s t h i s p r o f i l e i ll u s t r a t e s , i n n o e v e n t w i l l y o u h av e a p o s itiv e r a te o f return ba s e d s ol e l y o n v a l u e o f t h e ma t uri t y p a yme n t am o u n t r e c e i v e d a t ma t uri t y ; any p o s itiv e r e tu r n w i ll b e bas e d s o l e l y o n t h e c o u p o n p a yme n t s r e c e i ve d duri ng t h e term o f t h e s e curi t ie s . T h i s gr a p h h as b e e n p r e p a r e d f o r pu r p o s e s o f i l l u s t r a t i o n o n l y. Y o ur ac t ua l r e t urn w i l l d e pe n d o n w h e t h e r t h e s e curi t ie s a r e aut o ma t ica l l y ca l l e d , t h e actu a l en di n g p r ic e an d w h e t h e r y o u h ol d y o ur s e curi t ie s t o s t a ted ma t uri t y. I f t h e e n di n g p r ic e i s l e s s t h an t h e t h r e s h ol d p r ic e, y o u w i l l r e c e i ve o n t h e s t a ted ma t uri t y da t e per s e curi t y a n umb e r o f s h a r e s o f t h e U n d e r l yin g St o c k e qu a l t o t h e s h a r e d e l i ve r y am o u n t. F r ac t i o n a l s h a r e s w i l l b e p a id i n ca s h . F o r pu r p o s e s o f t h e f o l l o w i n g p r o f i l e , t h e v a l u e o f t h e s h a r e s r e c e i ve d i s ca l cu l a t e d bas e d o n t h e e n d i n g p r ic e . T h e ac t ua l v a l u e o f a n y s h a r e s r e c e i ve d o n t h e s t a te d ma t uri t y da t e w i l l d e pe n d o n t h e c l o s i n g p r i c e o f t h e U n d e r l yi n g St o ck o n t h e s t a te d ma t uri t y da t e r a t h e r t h an t h e e n d i n g p r ic e an d ma y b e l e s s t h an t h e am o u n t s s h o w n .

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 9 S e l e c t e d R i s k C on s i d e r a t i o n s T h e s e curi t ie s h av e c o mp l e x f e a t ure s and i nv e s tin g i n t h e s e c uri t ie s w i l l i nv o l v e r i s k s n o t a s s o cia t e d w it h an i nv e s tme n t i n c o nv e n ti on a l d e bt s e curi t i e s . S o m e o f t h e r i s k s t h a t a p p l y t o an i n v e s tm e n t i n t h e s e curi t ie s a r e s um m a r i z e d b e lo w , but w e urg e y o u t o r e ad t h e m o r e d e t a i l e d e x p l a n a t i o n o f t h e r i s k s r e l a t i n g t o t h e s e curi t ie s g e n e r a l l y i n t h e “ R i s k F a ct o r s ” b e gi n n i n g o n p a g e P S - 5 o f t h e acc o mp a n yin g p r o du c t s up p l e m e n t, p a g e S - 1 o f t h e p r o s pectu s s up p l e m e n t and p a g e 1 o f t h e p r o s pectu s . Y o u s h o u l d r e a c h an i nv e s tm e n t d e ci s i o n o n l y aft e r y o u h av e ca r e f u l l y c o n s i d e r e d w it h y o ur advi s o r s t h e a p p r o p r ia t e n e s s o f an i n v e s tm e n t i n t h e s e curi t ie s i n l igh t o f y o ur p a r ticu l a r ci r cu m s t a n c e s . R i s k s R e l a t i n g T o T he S t r u c t u re O f T he S e c u r i t i e s I f T he S e c u r i t i e s Ar e N o t A u t o ma t i c a l ly C a l l ed P r i o r T o Ma t u r i ty , Y o u M a y L o s e So m e O r A l l Of T he F a c e Am oun t O f Y o u r S e c u r i t i e s A t M a t u r i t y . W e w i ll n o t r e p a y y o u a f ixed a m o u n t o n t h e s e curi t i e s a t ma t uri t y. I f t h e s e curi t ie s a r e n o t aut o ma t ica l l y ca l l e d p r i o r t o ma t uri t y, y o u w i l l r e c e i ve a ma t uri t y p a y m en t a m o u n t t h a t w i ll b e e qua l t o o r l e s s t h an t h e f ace am o u n t , d e pe n di n g o n t h e e n di n g p r ic e o f t h e U n d e r l yin g St o ck o n t h e f i n a l ca l cu l a t i o n d a y. I f t h e s e curi t ie s a r e n o t a u t o m a t ica l l y ca l l e d p r i o r t o matu r it y an d t h e e n d i n g p r ic e i s l e s s t h an t h e t h r e s h ol d p r ic e , y o u w i ll n o t b e rep a id t h e f ace am o u n t o f y o ur s e cu r itie s a t ma t uri t y and , i n s tead, w i l l r e c e i v e a n umb e r o f s h a r e s o f t h e U n d e r l yin g St o ck t h a t w i ll l ik e l y b e w o r t h l e s s t h an t h e f ace a m o u n t a n d may be w o r t h n o t h i n g . T h e v a l u e o f t h o s e s h a r e s may d e crea se f ur t h e r b e tw e e n t h e f i n a l ca l c u l a t i o n da y and t h e ma t uri t y da t e. Y o u s h o u l d n o t i n v e s t i n t h e s e c u r itie s i f y o u a r e u nw i l l i n g o r u n ab le t o b e a r t h e r i s k o f l o s i n g t h e e n ti r e f ace am o u n t o f y o ur s e curi t ie s . A t ma t uri t y, i f t h e e n d i n g p r ic e i s l e ss t h an t h e t h r e s h o l d p r ic e, y o u w i l l h av e s imi l a r d o wn s i d e ma r k e t r i s k as a pu r c h as e r o f t h e U n d e r l yin g St o c k a t t h e t h r e s h o l d p r ic e ( e x c e p t t h a t y o u w i l l n o t r e c e i v e a n y di v id e n d s ) . T h i s w i l l r e s u l t i n a s m a ll e r l o s s o n t h e s e curi t i e s (di s r e ga r di n g di v id e n d s ) t h an wo u l d b e i n c u rr e d by a pu r c h as e r o f t h e U n d e r l yin g St o c k a t t h e s t a r tin g p r ic e, u n l e s s t h e e n di n g p r ic e i s z e r o . H o w e v e r , y o u w i l l b e e x p o s e d t o any d e c l i n e i n t h e v a l u e o f t h e U n d e r l y i n g St o c k b e l o w t h e t h r e s h ol d p r ic e a t a greater r a t e. F o r e x a mp l e, as s umi n g t h a t t h e U n d e r l yin g S t o ck d e c l i n e s b y 5 0 % f r o m it s s t a r tin g p r ic e t o it s c l o s i n g p r ic e o n t h e s t a ted ma t uri t y da t e , t h e v a l u e o f t h e s h a r e s y o u re ce i v e w o u l d b e a p p r o x i ma t e l y 6 6 . 6 7 % o f t h e f ac e am o u n t, a n d i f t h e U n d e r l yin g St o c k d e c l i n e s by 7 5 % f r o m it s s t a r tin g p r ice t o it s c l o s i n g p r ic e o n t h e s t a ted ma t uri t y da t e, t h e v a l u e o f t h e s h a r e s y o u r e c e i v e w o u l d b e a p p r o x ima t e l y 33 . 33 % o f t h e f ace am o u n t. T h e r e f o r e, t h e lo w e r t h e c l o s i n g p r ic e o f t h e U n d e r l yin g S t o c k o n t h e s t a ted ma t uri t y da t e, t h e c l o s e r t h e lo s s o n y o ur f ace am o u n t w i l l b e t o t h e perce n t a g e d e c l i n e o f t h e U n d e r l yin g St o c k f r o m t h e s t a r tin g p r ic e. I f t h e c l o s i n g p r ic e o f t h e U n d e r l yin g S t o c k o n t h e s t a t e d ma t uri t y da t e i s z e r o , t h e v a l u e o f t h e s h a r e s y o u re ce i ve w i l l b e w o r t h l e s s . Y o u Ma y B e Ex p o s e d T o A D e c l i n e I n T he U n d er l y i n g S t o c k I n Exce s s Of T he B u ff er Am o un t , B u t W i l l N o t P a rt i c i p a t e I n A n y P o s i t i v e P e r f o rm a n c e Of T h e U n d er l y i n g S t o c k , A n d Y o u r Ma x i mum P o ss i b l e R e t u r n O n T he S e c u r i t i e s W i l l B e L i m i t ed T o T he S u m O f A l l C o u p o n P a y m e n t s . E ve n t h o u gh y o u w i l l b e e x p os e d t o a d e c l i n e i n t h e p r ic e i f t h e e n di n g p r ic e i s b e lo w t h e t h r e s h ol d p r ic e , y o u w i ll n o t p a r tici p a t e i n any i n crea se i n t h e p r ic e o f t h e U n d e r l yin g St o c k o v e r t h e t e r m o f t h e s e curi t ie s . Y o ur ma x i mu m p o ss ib l e r e tu r n o n t h e s e curi t ie s w i l l b e l imited t o t h e s um o f t h e c o u p o n p a yme n t s y o u r e c e i ve . C o n s e qu e n t l y, y o ur r e tu r n o n t h e s e curi t ie s ma y b e s i g n i f icant l y l e s s t h an t h e r e tu r n y o u c o u l d ac h ie v e o n a n a l ternativ e i n v e s tm e n t t h a t p r o v id e s f o r p a r tici p a t i o n i n an i n crea se i n t h e p r ic e of t h e U n d e r l yin g St o c k . H i g her C o u p o n R a t e s Ar e A s s o c i a t ed W i t h G re a t e r R i s k . T h e s e curi t ie s o f f e r c o up o n p a yme n t s a t a h igher r a t e t h an t h e r a t e w e w o u l d p a y o n c o n v e n ti on a l d e bt s e curi t i e s o f t h e s ame ma t uri t y . T h e s e h igher c o up o n p a yme n t s a r e a s s o cia t e d w it h greater l e v e l s o f e x p e cte d r i s k a s o f t h e p r ici n g da t e a s c o mp a r e d t o c o n v e n ti on a l d e b t s e curi t ie s , i n c l udi n g t h e ris k t h a t y o u m a y l o s e a s ub s t a n ti a l p o r ti on , an d p o s s ib l y a l l , o f t h e f ace am o u n t a t ma t uri t y. T h e v ol a t i l it y o f t h e U n d e r l yin g St o c k i s an imp o r t ant f ac t o r af f e cti n g t h i s r i s k . V ol a t i l it y i s a m e as u r e m en t o f t h e s i z e and f r e qu e n cy o f dai l y f l uctuati o n s i n t h e v a l ue o f t h e U n d e r l yin g S t o ck , t y pic a ll y o b s e r v e d o v e r a s peci f ie d perio d o f time . V ol a t i l it y can b e m e as u r e d i n a v a r iety o f w a y s , i n c l udi n g o n a h i s t o r ica l bas i s o r o n a n e x p e cted bas i s as imp l ie d by o p t i o n p r ic e s i n t h e ma r k e t. G r e a t e r e x p e cted v ol a t i l it y o f t h e U n d e r l yin g St o c k as o f t h e p r ici n g da t e ma y r e s u l t i n a h ig h e r c o up o n r a t e, but it a l s o r e p r e s e n t s a greater e x p e cted l ik e l i h oo d as o f t h e p r ici n g da t e t h a t t h e e n di n g p r ic e w i ll b e l e ss t h an t h e t h r e s h ol d p r ic e o n t h e f i n a l ca l c u l a ti on da y s uch t h a t y o u w i ll l os e a s ub s t a n ti a l p o r ti on , an d p o s s ib l y a ll , o f t h e f ace a m o u n t a t ma t uri t y. I n g e n e r a l , t h e h igher t h e c o up o n r a t e i s r e l a t i v e t o t h e f ixed r a t e w e w o u l d p a y o n c o n v e n ti o n a l d e bt s e curi t i e s , t h e greate r t h e e x p e cted r i s k t h a t y o u w i l l lo s e a s ub s t a n ti a l p o r ti on , an d p o s s ib l y a l l , o f t h e f ac e am o u n t a t matu r it y . Y o u W i l l B e S u b je c t To R e i n v e s tme n t R i s k . I f y o ur s e curi t ie s a r e au t o ma t ica l l y ca l l e d , t h e t e r m o f t h e s e c uri t ie s may be r e du c e d t o a s s h o r t a s a p p r o xim a te l y s i x m o n t h s. T h e r e i s n o g u a r ant ee t h a t y o u w o u l d b e a b l e t o r e i nv e s t t h e p r o c e e d s f r o m an i n v e s tm e n t i n t h e s e cu r itie s a t a c o mp a r ab le r e tu r n f o r a s imi l a r l e v e l o f ris k i n t h e ev e n t t h e s e curi t i e s a r e aut o ma t ica l l y c a ll e d p r i o r t o matu r it y . A C o u p o n P a y m e n t D a t e , A C a l l S e t t l eme n t D a t e A n d T he S t a t e d M a t u r i ty D a t e Ma y B e P o s tpo n e d I f A C a l l D a t e O r T h e F i n a l C a l c u l a t i o n D a y Is P o s tpo n e d . A ca l l da t e and t h e f i n a l c a l cu l a t i o n da y w it h r e s pect t o t h e U n d e r l yin g St o c k w i l l b e p o s t p o n e d i f s uc h o r igi n a l l y s c h e d u l e d da y i s n o t a t r adin g da y w it h r e s pect t o t h e U n d e r l yin g St o c k o r i f t h e ca l c u l a t i o n ag e n t d e termi n e s t h a t a ma r k e t di s r upti o n e v e n t h as o cc u rr e d o r i s

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 1 0 c o n tin u i n g w it h r e s pect t o t h a t U n d e r l yin g St o c k o n t h a t da y . I f s uch a p o s t p o n e m en t o c c ur s w it h r e s pect t o a ca l l da t e , t h e n t h e r e l a t e d c o up o n p a yme n t da t e o r ca l l s e t t l e m en t da t e, a s a p p l icab l e, w i ll b e p o s t p o n e d . I f s uch a p o s t p o n e m en t o cc u r s w it h r e s p e ct t o t h e f i n a l ca l cu l a t i o n da y , t h e s t a ted ma t uri t y da t e w i ll b e t h e l a t e r o f ( i ) t h e i n iti a l s t a ted ma t uri t y da t e and (ii) t h e t h i r d bu s i n e s s d a y a f ter t h e l ast f i n a l ca l c u l a t i o n da y as p o s t p o n e d . R i s k R e l a t i n g T o T he C re d i t R i s k O f H S B C T he S e c u r i t i e s Are S u b je c t T o T he C re d i t R i s k O f H S B C U S A I n c . T h e s e curi t ie s a r e o ur o b l igat i o n s e x c l u s i v e l y and a r e n o t, e it h e r di r e ct l y o r i n di r e ct l y, a n o b l igati o n o f any t h i r d p a r t y . An y am o u n t s p a y a b l e u n d e r t h e s e curi t ie s a r e s ubj e ct t o o ur c r e dit w o r t h i n e ss , an d y o u w i ll h av e n o abi l it y t o purs u e t h e i s s u e r o f t h e U n d e r l yin g St o c k f o r p a yme n t. A s a r e s u l t , o ur ac t ua l and percei v e d creditw o r t h i n e ss and ac t ua l o r anticip a ted d e crea se s i n o ur credit r a t i n g s ma y af f e c t t h e v a l u e o f t h e s e c uri t ie s and , i n t h e e v e n t w e w e r e t o d e f au l t o n o ur o b l igati o n s , y o u ma y n o t r e c e i v e any am o u n t s o w e d t o y o u u n d e r t h e term s o f t h e s e curi t ie s . S e e “D e s cr i p t i o n o f S e n i o r De bt S e curi t ie s — E v e n t s o f D e f au l t ” i n t h e p r o s pectu s . R i s k s R e l a t i n g T o T he E s t i ma t e d Va l u e Of T he S e c u r i t i e s A n d A n y S e c o n da ry Ma r k e t T he E s t i ma t e d I n i t i a l Va l u e O f T he S e c u r i t i e s , W h i c h W i l l B e D e t erm i n e d By U s O n T h e P r i c i n g D a t e , I s Ex p e c t ed T o B e L e s s T h a n T he O r i g i n a l O f f e r i n g P r i c e A n d Ma y D i f f er F r o m T h e Ma r k e t Va l u e O f T h e S e c u r i t i e s I n T h e S e c o n da r y Ma r k e t , I f A n y . T h e e s tim a ted i n iti a l v a l u e o f t h e s e curi t ie s w i l l b e ca l c u l a t e d by u s o n t h e p r ici n g da t e and i s e x p e cted t o b e l e ss t h an t h e o r igi n a l o f f e r i n g p r ic e. T h e e s tim a ted i n iti a l v a l u e w i l l r e f l e ct o ur and o ur af f i l i a t e s ’ i n terna l f u n d i n g r a t e, w h ic h i s t h e b o r r o w i n g r a t e p a id t o i ss u e ma r k e t - l i n k e d s e c uri t ie s , a s w e l l a s t h e mi d - ma r k e t v a l u e o f t h e e m b e dd e d d e r i v a t i ve s i n t h e s e c u r itie s . T h i s i n tern a l f u n di n g r a t e i s t y pic a ll y lo w e r t h an t h e r a t e w e w o u l d u s e w h e n w e i ss u e c o nv e n t i o n a l f ixed o r f l o a t i n g r a t e d e bt s e curi t ie s . A s a r e s u l t o f t h e di f f e r e n c e b e t w ee n o ur i n terna l f u n di n g r a t e and t h e r a t e w e w o u l d u s e w h e n w e i s s u e c o nv e n ti on a l f ixed o r f lo a tin g r a t e d e bt s e curi t ie s , t h e e s tim a ted i n iti a l v a l u e o f t h e s e curi t ie s may be l o w e r i f it w e r e ba s e d o n t h e p r i c e s a t w h ic h o ur f ixed o r flo a t i n g r a t e d e bt s e curi t ie s t r ade i n t h e s e c o n da r y ma r k e t. I n addi t i o n , i f w e w e r e t o u s e t h e r a t e w e u s e f o r o ur c o nv e n ti on a l f ixed o r f l o a t i n g r a t e d e bt i s s ua n c e s , w e w o u l d e x p e ct t h e e c o n o mic term s o f t h e s e curi t i e s t o b e m o r e f av o r ab l e t o y o u . W e w i ll d e term i n e t h e v a l u e o f t h e e mb e dd e d d e r i v a t i v e s i n t h e s e curi t ie s by r e f e r e n c e t o o ur o r o ur af f i l i a t e s ' i n tern a l p r ici n g m o d e l s . T h e s e p r ici n g m o d e l s c o n s i d e r c e r t a i n as s umpti o n s an d v a r iab l e s , w h ic h can i n c l ud e v ol a t i l it y a n d i n tere s t r a t e s . Di f f e r e n t p r ici n g m o d e l s and as s umpti o n s c o u l d p r o v id e v a l uatio n s f o r t h e s e curi t ie s t h a t a r e di ff e r e n t f r o m o ur e s tim a ted i n iti a l v a l u e . T h e s e p r ici n g m o d e l s r e l y i n p a r t o n c e r t a i n f o r e ca s t s ab o ut f uture e v e n t s , w h ic h ma y p r o v e t o b e i n c o rr e ct. T h e e s tim a ted i n iti a l v a l u e d o e s n o t r e p r e s e n t a mi n imu m p r ic e a t w h ic h w e o r any o f o ur af f i l ia t e s w o u l d b e w i l l i n g t o pu r c h as e y o ur s e curi t ie s i n t h e s e c o n da r y ma r k e t (i f any e xi s t s ) at a n y t im e . T he P r i c e Of Y o u r S e c u r i t i e s I n T he S e co n da ry Ma r k e t , I f A n y , I m m e d i a t e ly A f t e r T he P r i c i n g D a t e Is E x p e c t ed T o B e L e s s T h a n T he O r i g i n a l O f f er i n g P r i c e . T h e o r igi n a l o f f e r i n g p r ic e t a k e s i n t o ac c o u n t c e r t a i n c o s t s . T h e s e c o s t s i n c l ud e t h e u n d e r w r itin g di s c o u n t , o u r h e d g e c o u n t e r p a r t y ’ s p r o ject e d hed g i n g p r o f it s ( w h ic h may o r may n o t be r e a l i z e d ) fo r a s s umi n g r i s k s i n h e r e n t i n h e d g i n g o ur o b l igat i o n s u n d e r t h e s e curi t ie s and t h e c o s t s a s s o cia t e d w it h s t r ucturi n g and h e d g i n g o ur o b l igati o n s u n d e r t h e s e curi t i e s . T h e s e c o s t s , e x c e p t f o r t h e u n d e r w r itin g di s c o u n t , w i l l b e u s e d o r r e t a i n e d by u s o r o n e o f o ur af f i l ia t e s . I f y o u w e r e t o s e l l y o ur s e cur i tie s i n t h e s e c o n da r y ma r k e t, i f any , t h e p r ic e y o u w o u l d r e c e i ve f o r y o ur s e curi t ie s ma y b e l e ss t h an t h e p r ic e y o u p a id f o r t h e m b e cau s e s e c o n da r y ma r k e t p r ic e s w i ll n o t t ak e i n t o acc o u n t t h e s e c o s t s . T h e p r ic e o f y o ur s e curi t i e s i n t h e s e c o n d a r y ma r k e t, i f any , a t any ti m e aft e r i ss ua n c e w i ll v a r y bas e d o n many f ac t o r s , i n c l udi n g t h e p r ic e o f t h e U n d e r l yin g St o c k a n d c h an g e s i n ma r k e t c o n diti o n s , and can n o t b e p r e dicte d w it h accu r ac y . T h e s e curi t ie s a r e n o t d e s i g n e d t o b e s h o r t - term t r adin g i n s t r um e n t s , and y o u s h o u l d , t h e r e f o r e, b e a b l e and w i ll i n g t o h o l d t h e s e curi t ie s t o ma t uri t y. An y s a le o f t h e s e curi t ie s p r i o r t o m a t uri t y c o u l d re s u l t i n a l o s s t o y o u . I f H S B C S e c u r i t i e s ( U S A ) I n c . O r T he Agen t W ere T o R e p u rch a s e Y o u r S e c u r i t i e s I m m e d i a t e ly A f t e r T he I s s u e D a t e , T he P r i c e Y o u R e c e iv e Ma y Be H i g her T h a n T he E s t i ma t e d I n i t i a l V a l u e O f T h e S e c u r i t i e s . A ss um i n g t h a t a l l r e l e v ant f ac t o r s r e main c o n s t a n t aft e r t h e i ss u e da t e, t h e p r ic e a t w h ic h HS B C S e curi t ie s (USA ) I n c . o r t h e age n t ma y i n iti a ll y buy o r s e ll t h e s e curi t i e s i n t h e s e c o n da r y ma r k e t, i f any , an d t h e v a l u e u s e d f o r c u s t o m e r acc o u n t s t a tem e n t s , i f a n y, ma y e xce e d t h e e s tim a ted i n iti a l v a l u e o n t h e p r ici n g da t e f o r a t e mp o r a r y perio d e x p e cted t o b e a p p r o xim a te l y 3 m o n t h s a f ter t h e i ss u e da t e. T h i s temp o r a r y p r ic e di ff e r e n c e m a y e xi s t b e ca u s e, i n it s di s creti o n , HS B C S e curi t ie s (USA ) I n c . o r t h e age n t ma y e l e ct t o e f f e ct i v e l y r e imbu r s e t o i nv e s t o r s a p o r ti on o f t h e e s tim a ted h e d g i n g c o s t and o t h e r c o s t s i n c o n n e cti on w it h t h e s e curi t ie s t h a t w i ll n o l o n g e r b e i n cur r e d o v e r t h e term o f t h e s e c uri t ie s . T h i s di s creti on a r y e l e ct i o n w i l l b e made , and t h e t e mp o r a r y r e imbur s e m en t p e r i o d w i l l b e d e termi ne d , o n t h e basi s o f a n umb e r o f f ac t o r s , i n c l udi n g t h e te n o r o f t h e s e cu r itie s and an y ag r ee m en t w e m a y h av e w it h t h e di s t r ibut o r s o f t h e s e curi t ie s . T h e am o u n t o f t h e e s tim a ted c o s t s w h ic h ma y b e e ff e ctiv e l y r e imbur s e d t o i n v e s t o r s i n t h i s w a y ma y n o t b e a l lo ca t e d r a t ab l y t h r o u g h o u t t h e reimb u r s e m en t peri o d , a n d s uch r e imbu r s e m en t may b e di s c o n ti n u e d at a n y time , o r t h e d u r a t i o n o f t h e reimb u r s e m e n t p e r i o d ma y b e s h o r te n e d a f ter t h e i s s u e d a te o f t h e s e cur i tie s ba s e d o n c h an g e s i n ma r k e t c o n dit i o n s a n d o t h e r f ac t o r s t h a t ca n n o t b e p r e dicte d . T he Va l u e Of T he S e c u r i t i e s P r i o r T o M a t u r i ty O r A u t o ma t i c C a l l W i l l B e A f f e c t ed By N u mer o u s F a c t o r s , So me O f W h i ch A re R e la t e d I n C o m p l e x W a y s . T h e v a l u e o f t h e s e curi t ie s p r i o r t o ma t uri t y o r aut o ma t ic ca l l w i ll b e a f f e cted by t h e t h e n - c u rr e n t p r ic e of t h e U n d e r l yin g S t o c k , i n tere s t r a t e s a t t h a t time and a n umb e r o f o t h e r f ac t o r s , s o m e o f w h ic h a r e i n ter r e l a t e d i n c o mp l e x w a y s . T h e e ff e ct o f any o n e f ac t o r ma y b e o ffs e t o r mag n i f i e d by t h e e f f e ct o f an o t h e r f ac t o r . T h e f o l l o w i n g f ac t o r s , am o n g o t h e r s , a r e e x p e cted t o a ff e c t t h e v a l u e o f t h e s e c uri t ie s : perf o r man c e o f t h e U n d e r l y i n g St o c k ; v ol a t i l it y o f t h e U n d e r l y i n g St o c k ; e c o n o mi c and o t h e r c o n diti o n s g e n e r a l l y ; i n ter e s t r a t e s ; di v i d e n d

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 1 1 yie l d s ; o ur credit r a t i n g s o r credit s p r e ad s ; and time r e mai n i n g t o ma t uri t y. Whe n w e r e f e r t o t h e “ v a l u e ” o f y o ur s e curi t y, w e m e an t h e v a l u e y o u c o u l d rec e i v e f o r y o u r s e curi t y i f y o u a r e ab l e t o s e ll it i n t h e o pe n ma r k e t b e f o r e t h e s t a ted ma t uri t y da t e . T h e v a l u e o f t h e s e curi t ie s w i l l a l s o b e l imite d by t h e aut o ma t ic ca l l f e a t ure b e ca u s e i f t h e s e curi t ie s a r e au t o ma t ica l l y ca l l e d , y o u w i l l n o t r e c e i ve t h e c o up o n p a yme n t s t h a t w o u l d h av e acc r u e d h ad t h e s e curi t i e s b e e n c a ll e d o n a l a ter ca l l da t e o r h e l d u n t i l t h e s t a ted ma t uri t y da t e. Y o u s h o u l d u n d e r s t a n d t h a t t h e im p ac t o f o n e o f t h e f a ct o r s s peci f i e d ab o v e, s uch as a c h an g e i n i n tere s t r a t e s , ma y o ff s e t s o m e o r a l l o f any c h an g e i n t h e v a l u e o f t h e s e curi t ie s a t t r ibut a b l e t o an o t h e r f ac t o r , s uc h as a c h an g e i n t h e p r ic e o f t h e U n d e r l yin g S t o c k . B e cau s e n um e r o u s f ac t o r s a r e e x p e ct e d t o af f e ct t h e v a l u e o f t h e s e curi t ie s , c h an g e s i n t h e p r ic e s o f t h e U n d e r l yin g St o c k ma y n o t r e s u l t i n a c o mp a r ab le c h an g e i n t h e v a l u e o f t h e s e curi t ie s . T he S e c u r i t i e s W i l l N o t B e L i s t ed O n A n y S e c u r i t i e s Exch a n g e A n d W e D o N o t Ex p e c t A T r a d i n g M a r k e t F o r T h e S e c u r i t i e s T o D e v e lo p . T h e s e curi t ie s w i l l n o t b e l i s t e d o n any s e curi t ie s e xc h an g e. A l t h o u gh W e l l s F a r g o S e c u r itie s and / o r it s af f i l ia t e s m a y pu r c h as e t h e s e curi t ie s f r o m h o l d e r s , t h e y a r e n o t o b l i gated t o d o s o and a r e n o t r e quire d t o ma k e a ma r k e t f o r t h e s e curi t ie s . T h e r e c a n b e n o a s s ur a n c e t h a t a s e c o n da r y ma r k e t w i ll d e v e l o p f o r t h e s e curi t i e s . B e c a u s e w e d o n o t e x p e ct t h a t any ma r k e t mak e r s w i ll p a r tici p a t e i n a s e c o n da r y ma r k e t f o r t h e s e c uri t ie s , t h e p r ic e a t w h ic h y o u ma y b e ab l e t o s e ll y o ur s e c uri t ie s i s l ik e l y t o d e pe n d o n t h e p r ic e , i f any , a t w h ic h W el l s F a r g o S e curi t ie s an d / o r it s a f f i l ia t e s a r e w i l l i n g t o buy y o ur s e curi t ie s . I f a s e c o n da r y ma r k e t d o e s e xi s t, it ma y b e l imited . A cc o r di n g l y, t h e r e ma y b e a l imit e d n umb e r o f buy e r s i f y o u d e cid e t o s e l l y o ur s e curi t ie s p r i o r t o ma t uri t y o r aut o ma t ic ca l l . T h i s may af f e ct t h e p r ic e y o u r e c e i ve up o n s u c h s a le. C o n s e q u e n t l y , y o u s h o u l d b e w i ll i n g t o h ol d t h e s e curi t i e s t o matu r it y o r aut o ma t ic ca l l . R i s k s R e l a t i n g T o T he U n d er l y i n g S t o c k T he S e c u r i t i e s W i l l B e S u b je c t To Si n g l e S t o c k R i s k . T h e p r ic e o f t h e U n d e r l yin g St o c k can r i s e o r f a l l s h a r p l y du e t o f ac t o r s s peci f ic t o t h a t U n d e r l yin g St o c k and it s i ss u e r , s u c h as s t o c k p r ic e v ol a t i l it y , e a r n i n g s , f i n anci a l c o n diti o n s , c o r p o r a t e, i n du s t r y and r e g u l a t o r y d e v e l o pme n t s , manag e m en t c h an g e s and d e c i s i o n s and o t h e r e v e n t s , as w e ll as g e n e r a l ma r k e t f ac t o r s , s uch as g e n e r a l s t o c k ma r k e t v o l a t i l it y and p r ic e s , i n ter e s t r a t e s and e c o n o m i c and p o l itic a l c o n diti o n s . T he Ma t u r i ty P a y m e n t Am oun t A n d W h e t h er T he S e c u r i t i e s Ar e A u t o m a t i c a l ly C a l l e d W i l l D e p e n d U p o n T h e P er f o rm a n c e Of T he U n d er l y i n g S t o c k A n d T her e f o re T he S e c u r i t i e s Ar e S u b je c t T o T he F o l l o w i n g R i s k s , E a ch A s Di s c u ss e d I n M o re D e t a i l I n T he A c c o m p a n y i n g P r o d u c t S u pp l e men t.  I n v e s t i n g I n T he S e c u r i t i e s Is N o t T he Sa me A s I n v e s t i n g I n T he U n d er l y i n g S to c k . I nv e s tin g i n t h e s e curi t ie s i s n o t e qui v a le n t t o i n v e s t i n g i n t h e U n d e r l yin g St o c k . A s an i nv e s t o r i n t h e s e curi t ie s , y o ur r e tu r n w i ll n o t r e f l e ct t h e r e tu r n y o u w o u l d r e a l i z e i f y o u ac t ua l l y o wn e d a n d h e l d t h e U n d e r l yin g S t o c k f o r a perio d s im i l a r t o t h e term o f t h e s e curi t ie s b e cau s e y o u w i ll n o t r e c e i ve any d i v i d e n d p a yme n t s , di s t r ibuti o n s o r any o t h e r p a y m en t s p a id o n t h e U n d e r l yi n g St o c k . A s a h ol d e r o f t h e s e cur i tie s , y o u w i l l n o t h av e any vo t i n g r i gh t s o r any o t h e r rig h t s t h a t h ol d e r s o f t h e U n d e r l yin g S t o c k w o u l d h av e .  H i s t o r i c a l P r i c e s O f T he U n d er l y i n g S t o c k S h o u l d N o t B e T a k e n A s A n I n d i c a t i o n O f I t s F u t u re P er f o r m a n c e D u r i n g T he T erm O f T he S e c u r i t i e s .  T he S e c u r i t i e s M a y B e c o m e L i n k e d T o T he C o m m o n S t o c k O f A C o m p a n y O t h e r T h a n T h e O r i g i n a l U n d er l y i n g S t o c k I ss u er .  W e , T he Age n t A n d O u r R e sp e c t i v e A f f i l i a t e s Ca n n o t Co n tr o l A c t i o n s By T h e U n d er l y i n g S t o c k I ss u er .  W e , T h e Agen t A n d O u r R e sp e c t i v e A f f i l i a t e s H a v e N o A f f i l i a t i o n W i t h T he U n d er l y i n g S t o c k Iss u er A n d H a v e N o t I n d e p e n d e n t l y V er i f i e d I t s P u b l i c D i s c l o s u re Of I n f o rma t i o n .  Y o u H a v e L i m i t ed A n t i - d i l u t i o n P r o t e c t i o n . R i s k s R e l a t i n g T o C o n f l i c t s O f I n t e re s t O u r Ec o n o m i c I n t e re s t s A n d T h o s e Of A n y D e a l e r P a rt i c i p a t i n g I n T he O ff er i n g O f S e c u r i t i e s W i l l P o t e n t i a l l y B e A dv er s e T o Y o u r I n t e re s t s . Y o u s h o u l d b e awa r e o f t h e f o l l o w i n g w a y s i n w h ic h o ur e c o n o mic i n tere s t s and t h o s e o f any d e a le r p a r tici p a t i n g i n t h e di s t r i buti o n o f t h e s e curi t ie s , w h ic h w e r e f e r t o a s a “ p a r tici p a t i n g d e a le r , ” w i l l p o te n ti a ll y b e ad v e r s e t o y o ur i n tere s t s as a n i nv e s t o r i n t h e s e curi t ie s . I n e n gagi n g i n c e r t a i n o f t h e ac t i v itie s d e s cr i b e d b e lo w and a s di s cu s s e d i n m o r e d e t a i l i n t h e acc o mp a n yin g p r o du c t s up p l e m en t , o u r af f i l ia t e s o r an y p a r tici p a t i n g d e a le r o r it s a f f i l ia t e s ma y t a k e ac t i o n s t h a t ma y adv e r s e l y af f e c t t h e v a l u e o f a n d y o u r r e tu r n o n t h e s e curi t ie s , a n d i n s o d o i n g t h e y w i ll h av e n o o b l igat i o n t o c o n s id e r y o ur i n tere s t s as an i n v e s t o r i n t h e s e curi t ie s . Ou r af f i l ia t e s o r an y p a r tici p a t i n g d e a le r o r it s a f f i l i a t e s ma y r e a l i z e a p r o f it f r o m t h e s e ac t i v itie s e v e n i f i nv e s t o r s d o n o t r e c e i v e a f a v o r ab le i nv e s tme n t r e tu r n o n t h e s e c uri t ie s .  T h e c a l c u l a t i o n a g en t i s o u r a ff i l i a t e a n d m a y b e re q u i re d t o m a ke d i scret i o n a r y ju dg me n t s t h a t a f f e c t t h e ret u rn yo u rece i v e o n t h e s e c u r i t i e s. HS B C S e c u r itie s (USA ) I n c ., w h ic h i s o u r af f i l ia t e, w i l l b e t h e c a l cu l a t i o n age n t f o r t h e s e curi t i e s . A s ca l cu l a t i o n a g e n t, H S B C S e curi t i e s (US A ) I n c. w i l l d e termi n e a n y v a l u e s o f t h e U n d e r l y i n g S t o c k

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 1 2 and mak e any o t h e r d e termi n a ti on s n e c e ss a r y t o c a l cu l a t e a n y p a yme n t s o n t h e s e curi t ie s . I n maki n g t h e s e d e t e r mi n a t i o n s , HSB C S e curi t ie s (U S A ) I n c . m a y b e r e quired t o mak e di s cret i o n a r y jud g m en t s t h a t ma y adv e r s e l y a f f e ct any p a yme n t s o n t h e s e curi t ie s . S e e t h e s e cti o n s en t it l e d " G e n e r a l T e r m s o f t h e S e curi t ie s — C e r t a i n T e r m s f o r S e curi t ie s L i n k e d t o a n U n d e r l y i n g St o c k — M a r k e t Di s r upti o n E v e n t s " and “ — A dj u s tme n t E v e n t s " i n t h e acc o mp a n yin g p r o d u ct s up p l e m e n t . I n mak i n g t h e s e di s creti on a r y jud g m e n t s , t h e f ac t t h a t HS B C S e curi t ie s (US A ) I n c . i s o ur a f f i l ia t e ma y ca u s e it t o h av e e c o n o mic i n tere s t s t h a t a r e adv e r s e t o y o ur i n ter e s t s a s an i nv e s t o r i n t h e s e curi t ie s , an d H S B C S e curi t i e s (US A ) I n c . ’ s d e termi n a t i o n s as ca l c u l a t i o n age n t ma y adv e r s e l y a f f e ct y o u r return o n t h e s e c uri t ie s .  Re s e a r c h r e po r t s b y o u r a ff i l i a t e s o r a n y p a r t i c i p a t i n g d e a l e r o r i t s a ff i l i a t e s m a y b e i n co n s i ste n t w i t h a n i n v e stme n t i n t h e s e c u r i t i e s a n d m a y a d v e rs e l y a f f e c t t h e p r i ce o f t h e U n d e r l y i n g S t o c k .  B u s i ne s s a c ti v i t i e s o f o u r a ff i l i a t e s o r a n y p a r t i c i p a t i n g d e a l e r o r i t s a f f i l i a t e s w i t h t h e U n d e r l y i n g S t o c k I s sue r m a y a d v e rs e l y a f f e c t t h e p r i ce o f t h e U n d e r l y i n g S t o c k .  H e dg i n g a c ti v i t i e s b y o u r a ff i l i a t e s o r a n y p a r t i c i p a t i n g d e a l e r o r i t s a ff i l i a t e s m a y a d v e rs e l y a ff e c t t h e p r i ce o f t h e U n d e r l y i n g S t o c k .  T r a d i n g a c ti v i t i e s b y o u r a ff i l i a t e s o r a n y p a r t i c i p a t i n g d e a l e r o r i t s a ff i l i a t e s m a y a d v e r s e l y a f f e c t t h e p r i ce o f t h e U n d e r l y i n g S t o c k .  A p a r t i c i p a t i n g d e a l e r o r i t s a ff i l i a t e s m a y re a l i z e h e dg i n g p r o f i t s p r o j e c t e d b y i t s p r o p r i e t a r y p r i c i n g mo d e l s i n a d d i t i o n t o a n y s ell i n g co n ce s s i o n a n d / o r a n y f ee , c r e a t i n g a f u r t h e r i n ce n t i v e f o r t h e p a r t i c i p a t i n g de a l e r t o s e l l t h e s e c u r i t i e s to y o u .  A n a ff i l i a t e o f H S B C h a s a m i n o r i t y eq u i t y i n t e re s t i n t h e o wn e r o f a n e l e c t r o n i c p l a t f o rm, t h r o u g h w h i ch we m a y m a ke a v a i l a b l e c e r t a i n str u c t u re d i n v e st m en t s o f f e r i n g m a t e r i a l s . R i s k s R e l a t i n g T o T a x T he U . S . F e d e r a l Tax C o n s e q u e n c e s O f A n I n v e s tme n t I n T he S e c u r i t i e s Are U n c l e a r . T h e r e i s n o direct l e ga l aut h o r i t y a s t o t h e p r o per t a x t r e a t m en t of t h e s e curi t ie s , an d t h e r e f o r e s ig n i f icant a s pec t s o f t h e t a x t r e a t m en t o f t h e s e curi t ie s a r e u n c e r t a i n a s t o b o t h t h e timi n g and c h a r ac t e r o f any i n c l u s i o n i n i n c o m e i n re s pect o f t h e s e curi t ie s . F o r a di s cu s s i o n o f t h e U . S . f e d e r a l i n c o m e and e s t a te t a x c o n s e qu e n c e s o f y o ur i n v e s tme n t i n a s e curi t y, p l e as e s ee t h e di s c u s s i o n u n d e r “ U . S . F e d e r a l I n c o m e T a x C o n s id e r a t i o n s ” h e r e i n an d t h e di s cu s s i o n u n d e r “ U . S . F e d e r a l In c o m e T a x C o n s i d e r a t i o n s ” i n t h e acc o mp a n yin g p r o s pec t u s s up p l e m en t .

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 1 3 H y p o t h e t i c a l R e tu r n s I f th e s e c u r i t i e s a re a u t o ma t i c a l l y c a l l e d : I f t h e s e curi t ie s a r e aut o ma t ic a ll y ca l l e d p r i o r t o ma t uri t y, y o u w i ll r e c e i v e t h e f ace am o u n t o f y o ur s e curi t ie s p l u s a f i n a l c o u p o n p a yme n t o n t h e ca l l s e t t l e m e n t da te . I n t h e e v e n t t h e s e curi t ie s a r e au t o ma t ica l l y ca l l e d , y o ur t o t a l r e tu r n o n t h e s e curi t ie s w i l l e q u a l t h e c o up o n p a yme n t s rec e i ve d p r i o r t o t h e ca l l s e t t l e m e n t da t e and t h e c o up o n p a yme n t r e c e i v e d o n t h e ca l l s e t t l e m e n t da t e . I f th e s e c u r i t i e s a re no t a u t o ma t i c a l l y c a l l e d : I f t h e s e curi t i e s a r e n o t au t o ma t ica l l y ca l l e d p r i o r t o ma t u r it y , t h e f ol l o w i n g t a b l e i ll u s t r a t e s , f o r a r an g e o f h y p o t h e tic a l perf o r man c e f ac t o r s , t h e h y p o t h e tic a l v a l u e o f t h e ma t uri t y p a yme n t am o u n t p a y a b l e a t ma t ur i t y pe r s e curi t y ( e xc l udi n g t h e f i n a l c o u p o n p a yme n t ) . F o r pu r p o s e s o f t h e b e l o w t a b l e, t h e “ per f o r man c e f ac t o r ” m e an s t h e e n di n g p r ic e e x p r e s s e d as a perce n t a g e o f t h e s t a r tin g p r ic e (i . e. , t h e e n di n g p r ice d i v i d e d b y t h e s t a r tin g p r ic e ) . H y p o t h et i ca l P e r f o r m a n ce F ac t o r H y p o t h et i ca l V a l u e o f t h e Ma tu r i ty Pay m en t A m o u n t P e r S ec ur i t y * 175 . 0 0% $1 , 000 . 0 0 160 . 0 0% $1 , 000 . 0 0 150 . 0 0% $1 , 000 . 0 0 140 . 0 0% $1 , 000 . 0 0 130 . 0 0% $1 , 000 . 0 0 120 . 0 0% $1 , 000 . 0 0 110 . 0 0% $1 , 000 . 0 0 100 . 0 0% $1 , 000 . 0 0 90 . 00% $1 , 000 . 0 0 80 . 00% $1 , 000 . 0 0 75 . 0 0% $1 , 0 0 0 . 0 0 74 . 0 0% $986 . 6 7 60 . 00% $800 . 0 0 50 . 00% $666 . 6 7 40 . 00% $533 . 3 3 30 . 00% $ 400 . 0 0 25 . 00% $333 . 3 3 0 . 00% $0 . 0 0 * I f t h e e n d i n g p r i c e i s l e ss th a n t h e t h re s h o l d p r i c e , y o u w i l l re c e iv e o n t h e s t a t ed ma t u r i ty da t e p er s e c u r i ty a nu m b er o f s h a re s o f t h e U n d er l y i n g S t o c k e q u a l t o t h e s h a re d e l iv ery a mo u n t . F r a c t i o n a l s h a re s w i l l b e p a i d i n c a s h . F o r p u r p o s e s o f t h e t a b l e a b o v e a n d t h e e x a m p l e s b e low , t h e v a l u e o f t h e s h a re s re c e i v e d i s c a l c u l a t e d b a s e d o n t h e e n d i n g p r i c e a s o f t h e f i n a l c a l c ul a t i o n d a y . T he a c t u a l v a l u e o f t h e s h a re s yo u r e c e i v e a t m a t u r i ty w i l l d e p e n d o n t h e c l o s i n g v a l u e o f t h e U n d er l y i n g St o c k o n t h e s t a t e d ma t u r i t y da t e , w h i ch may b e l o w e r t h a n i t s v a l u e o n t h e f i n a l c a l c u l a t i o n da y . T h e ab o v e f ig u r e s d o n o t t a k e i n t o ac c o u n t c o up o n p a ym e n t s r e c e i ve d d urin g t h e term o f t h e s e curi t ie s . A s e v id e n c e d ab ov e, i n n o e v e n t w i l l y o u h av e a p o s itiv e r e tu r n bas e d s o l e l y o n t h e ma t uri t y p a yme n t am o u n t ( e xc l udi n g t h e f i n a l c o u p o n p a ym e n t ) ; an y p o s iti v e r e tu r n w i ll b e ba s e d s o l e l y o n t h e c o u p o n p a yme n t s r e c e i ve d d u r i n g t h e term o f t h e s e c uri t ie s . T h e ab o v e f i g u r e s a r e f o r p u r p o s e s o f i l l u s t r a t i o n o n l y a n d ma y h av e b ee n r o u n d e d f o r e as e o f ana l y s i s . I f t h e s e c uri t ie s a r e n o t aut o ma t ica l l y ca l l e d p r i o r t o s t a ted ma t uri t y, t h e ac t ua l v a l u e o f w h a t y o u r e c e i ve a t s t a ted ma t uri t y w i ll d e pe n d o n t h e ac t ua l e n di n g p r ic e and , i f y o u rec e i ve s h a r e s , t h e c l o s i n g p r ic e o f t h e U n d e r l yi n g St o c k o n t h e s t a ted ma t uri t y d a t e .

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 1 4 H y p o t h e t i c a l M a tu r i t y P a y m e n t A m o u n t S e t f o r t h b e l o w a r e e x a mp l e s o f ca l c u l a t i o n s o f t h e h y p o t h e t ica l v a l u e o f t h e ma t uri t y p a yme n t am o u n t p a y a b l e o r d e l i v e r ab le a t s t a ted ma t uri t y, as s umi n g t h a t t h e s e curi t ie s h av e n o t b ee n aut o ma t ica l l y ca l l e d p r i o r t o s t a ted ma t uri t y and as s u mi n g t h e h y p o t h e t i ca l s t a r tin g p r ic e, t h r e s h ol d p r ice and e n d i n g p r ic e s of t h e U n d e r l yin g St o c k i n dica t e d i n t h e e x a mp l e s . T h e e x a mp l e s b e l o w a l s o a s s um e a h y p o t h e tic a l s h a r e d e l i ve r y am o u n t e qu a l t o 1 3 . 3 3 3 3 3 , w h ic h i s e qua l t o t h e f ace am o u n t d i v i d e d b y t h e h y p o t h e tic a l t h r e s h ol d p r ic e mu l ti p l ie d by a n ad j u s tme n t f ac t o r o f 1. 0 ( a ss u mi n g t h e ad j u s tme n t f ac t o r r e main s c o n s t a n t o v e r t h e term o f t h e s e curi t i e s ) . T h e ter m s u s e d f o r pu r p o s e s o f t h e s e h y p o t h e tic a l e x a mp l e s d o n o t r e p r e s e n t a n y ac t ua l s t a r tin g p r ic e o r t h r e s h ol d p r ic e . T h e h y p o t h e tic a l s t a r tin g p r ic e o f $ 1 00 . 00 fo r t h e U n d e r l yin g S t o c k h as b ee n c h o s e n f o r i ll u s t r a t i ve pu r p o s e s o n l y and d o e s n o t r e p r e s e n t t h e ac t ua l s t a r tin g p r ic e f o r t h e U n d e r l yin g St o ck . T h e ac t ua l s t a r tin g p r i c e an d t h r e s h o l d p r ic e f o r t h e U n d e r l yin g St o c k w i l l b e d e ter m i n e d o n t h e p r ici n g da t e and w i ll b e s e t f o r t h u n d e r “ T e r m s o f t h e S e curi t ie s ” ab o v e. F o r h i s t o r ica l da t a r e ga r di n g t h e ac t ua l c l o s i n g p r ice s o f t h e U n d e r l yi n g St o c k , s e e t h e h i s t o r ica l i n f o r ma t i o n p r o v i d e d b e l o w . T h e s e e x a mp l e s a r e f o r pu r p o s e s o f i l l u s t r a t i o n o n l y and t h e v a l u es u s e d i n t h e e x a mp l e s ma y h av e b ee n r o u n d e d f o r e as e o f a n a l y s i s . Exam p l e 1 . T he e n d i n g p r i c e i s g re a t e r t h a n t h e s t a rt i n g p r i ce , t h e ma t u r i ty p a y m e n t a mo u n t i s e q u a l t o t h e f a c e a mo u n t o f yo u r s e c u r i t i e s a t m a t u r i ty a n d y o u rec e i v e a f i n a l c o u p o n p a y m e n t : C A T H y p o t h e t i c a l s t a r t i n g p r i c e : $1 00 . 0 0 H y p o t h e t i c a l e n d i n g p r i c e : $1 4 5 . 0 0 H y p o t h e t i c a l t h re s h o l d p r i c e : $7 5 . 00 Si n c e t h e h y p o t h e tic a l e n di n g p r ic e i s g r e a t e r t h an it s h y p o t h e tic a l t h r e s h ol d p r ice , t h e ma t uri t y p a y m en t a m o u n t w o u l d b e a cash p a yme n t per s e c uri t y e qua l t o t h e f ace am o u n t. A l t h o u gh t h e h y p o t h e tic a l e n di n g p r ic e i s s i g n i f icant l y greater t h an it s h y p o t h e tic a l s t a r tin g pr ic e i n t h i s s c e n a r i o , t h e ma t uri t y p a y m en t a m o u n t w i ll n o t exc e e d t h e f ace a m o u n t . I n addi t i o n t o t h e c o up o n p a y m en t s r e c e i ve d duri n g t h e te r m o f t h e s e curi t ie s , a t ma t uri t y y o u w o u l d r e c e i v e $ 1, 00 0 p e r s e curi t y a s w e l l a s a f i n a l c o u p o n p a yme n t . Exam p l e 2 . T he e n d i n g p r i c e i s l e ss th a n t h e s t a rt i n g p r i c e b u t gre a t e r th a n t h e t h re s h o l d p r i c e , t he m a t u r i ty p a y m e n t a mo u n t i s e q u a l t o th e f a c e a mo u n t o f yo u r s e c u r i t i e s a t m a t u r i ty a n d yo u re c e iv e a f i n a l c o u p o n p a y m e n t : C A T H y p o t h e t i c a l s t a r t i n g p r i c e : $1 00 . 0 0 H y p o t h e t i c a l e n d i n g p r i c e : $ 9 5 . 0 0 H y p o t h e t i c a l t h re s h o l d p r i c e : $7 5 . 00 Si n c e t h e h y p o t h e tic a l e n d i n g p r ic e i s l e s s t h an i t s h y p o t h e t i ca l s t a r tin g p r ic e , bu t n o t by m o r e t h an 2 5% , y o u w o u l d r e c e i ve t h e f ace am o u n t o f y o ur s e curi t i e s a t matu r it y . I n addi t i o n t o t h e c o up o n p a yme n t s r e c e i v e d duri n g t h e te r m o f t h e s e curi t ie s , a t ma t uri t y y o u w o u l d r e c e i v e $ 1, 00 0 per s e curi t y a s w e ll as a f i n a l c o up o n p a yme n t . Exam p l e 3 . T he en d i n g p r i c e i s l e ss t h a n t h e t h re s h o l d p r i c e , t h e ma t u r i ty p a y m e n t a mo u n t i s a nu m b er o f s h a re s o f t h e U n d e r l i er e q u a l t o th e s h a re d e l i v er y a mo u n t : C A T H y p o t h e t i c a l s t a r t i n g p r i c e : $1 00 . 0 0 H y p o t h e t i c a l e n d i n g p r i c e : $ 5 0 . 0 0 H y p o t h e t i c a l t h re s h o l d p r i c e : $7 5 . 00 H y p o t h e t i c a l s h a re d e l i v e r y amo u n t : 1 3.33 3 3 3 Si n c e t h e h y p o t h e tic a l e n di n g p r ic e i s l e ss t h an t h e h y p o t h e t ica l t h r e s h ol d p r ic e , t h e ma t u r it y p a yme n t am o u n t w o u l d b e a n umb e r o f s h a r e s o f t h e U n d e r l yin g S t o c k e qua l t o t h e s h a r e d e l i ve r y a m o u n t . I n t h i s s c en a r i o , i n addi t i o n t o t h e c o up o n p a yme n t s r e c e i v e d duri n g t h e term o f t h e s e curi t ie s , o n t h e s t a ted ma t uri t y da t e w e w i ll p a y y o u a f i n a l c o u p o n p a yme n t a n d d e l i v e r t o y o u a n um b e r o f s h a r e s o f t h e U n d e r l yin g St o c k e qua l t o t h e s h a r e d e l i v e r y am o u n t f o r e v e r y s e curi t y y o u h o l d and w i ll p a y ca s h bas e d o n t h e e n di n g p r ic e f o r any f r ac t i o n a l s h a r e s . I n t h i s s c e n a r i o , t h e v a l u e o f t h e s h a r e s y o u r e c e i v e o n t h e s t a ted ma t uri t y da t e, b a s e d o n t h e e n d i n g p r ic e, w o u l d b e $ 6 6 6 . 6 7* .

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 1 5 * T he v a l u e o f s h a re s rec e i v e d a t m a t u r i ty d e p e n d s o n th e c lo s i n g v a l u e o f th e U n d er l y i n g S t o c k o n th e s t a t ed m a t u r i t y da t e , r a t h er t h a n t h e f i n a l c a l c u l a t i o n d a y , a n d i s ex p e c t ed t o b e wo r t h l e ss th a n th e f a c e a mo u n t o r m a y b e wo rth l e s s . T h e s e e x a mp l e s i l l u s t r a t e t h a t y o u w i ll n o t p a r tici p a t e i n an y a p p r e cia t i o n o f t h e U n d e r l yi n g St o c k , but w i l l b e e x p o s e d t o a d e crea s e i n t h e U n d e r l yin g St o c k i f t h e e n di n g p r ic e i s l e s s t h an t h e t h r e s h ol d p r ic e . To t h e e x t e n t t h a t t h e ac t ua l s t a r tin g p r ic e, t h r e s h ol d p r ice , s h a r e d e l i ve r y am o u n t and e n d i n g p r ice di ff e r f r o m t h e v a l u e s as s um e d ab o v e , t h e r e s u l t s i n dica t e d ab o v e w o u l d b e d i ff e r e n t .

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 1 6 Th e U n d e r l y i n g S t o c k C a t e r p i l l a r I n c . Cater p i ll a r I n c . i s a man u f ac t urer o f c o n s t r ucti o n a n d mi n i n g e quipm e n t, di e s e l and n a t ur a l ga s e n gi n e s , i n du s t r ia l g a s tu r b i n e s an d di e s e l - e l e ct r ic lo c o m o tiv e s . I n f o r ma t i o n f i l e d by t h e c o mp a n y w it h t h e SE C u n d e r t h e Exc h a n g e A ct can b e lo ca t e d by r e f e r e n c e t o it s SEC f i l e n umb e r : 00 1 - 00 7 6 8 , o r i t s C I K C o d e : 0000 0 1 8 2 3 0 . I t s c o mm o n s t o c k i s l i s ted o n t h e N e w Y o r k St o c k Exc h an g e u n d e r t h e tick e r s ymb o l “ C A T . ” H i s t o r i c a l D a t a W e o bt a i n e d t h e c l o s i n g p r ic e s o f C A T i n t h e gr a p h b e l o w f r o m B l oo mb e r g Fi n anc e L . P . (“ B loo m b e r g”) w it h o u t i n d e p e n d e n t v e r i f ica t i o n . T h e h i s t o r ica l p e r f o r man c e o f C AT s h o u l d n o t b e t a k e n a s a n i n dica t i o n o f f utur e perf o r m a n c e , an d n o a s s ur a n c e s can b e gi v e n a s t o t h e c l o s i n g p r ic e o f C A T o n an y ca l l da t e o r t h e f i n a l c a l cu l a t i o n d a y . W e ca n n o t gi v e y o u a s s ur a n c e t h a t t h e perf o r man c e o f C A T w i l l r e s u l t i n t h e return o f any o f y o ur i n v e s tme n t . T h e f o l lo w i n g gr a p h s e t s f o r t h s t o c k c l o s i n g p r ic e s o f C AT f o r t h e perio d f r o m J a n ua r y 1, 2 0 21 t o N o v e mb e r 6 , 202 6 . T h e c l o s i n g p r ic e of C AT o n N o v e m b e r 6 , 202 6 w a s $ 55 8 . 6 3 . Histor i ca l Pe r f o r m a n ce o f C A T S ou r c e : B l o o m b e r g

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 1 7 U . S. F e d e r a l I n co m e T a x Co n s i d e r a t i on s Y o u s h o u l d ca r e f u l l y c o n s id e r , am on g o t h e r t h i n g s , t h e ma t t e r s s e t f o r t h i n t h e s e ct i o n “ U . S . Fed e r a l I n c o m e T a x C o n s i d e r a t i o n s ” i n t h e acc o mp a n yin g p r o s pect u s s u p p l e m en t. T h e f o l l o w i n g d i s cu s s i o n s um m a r i z e s t h e U . S . f e d e r a l i n c o m e and e s t a te t a x c o n s e qu e n c e s o f t h e b e n e f icia l o w n e r s h ip a n d di s p o s iti o n o f t h e s e curi t ie s . T h i s s um m a r y s up p l e m en t s t h e s e ct i o n “ U . S . F e d e r a l I n c o m e T a x C o n s id e r a t i o n s ” i n t h e acc o mp a n yin g p r o s pec t u s s up p l e m en t a n d s uper s e d e s it t o t h e e x t e n t i n c o n s i s te n t t h e r e w it h . T h e r e i s n o direct l e ga l aut h o r i t y a s t o t h e p r o per t a x t r e a t m en t of t h e s e curi t ie s , an d t h e r e f o r e s ig n i f icant a s pec t s o f t h e t a x t r e a t m en t of t h e s e curi t ie s a r e u n c e r t a i n a s t o b o t h t h e timi n g and c h a r ac t e r o f any i n c l u s i o n i n i n c o m e i n re s pect o f t h e s e curi t ie s . U n d e r o n e a p p r o ac h , e ac h s e curi ty s h o u l d b e t r e a t e d a s a p ut o p t i o n w r it t e n by y o u ( t h e “ P ut O p ti on ” ) w it h re s pect t o t h e U n d e r l y i n g St o c k t h a t permi t s u s t o “c a s h s e t t l e ” t h e P ut O p ti on and a dep os it w it h u s o f ca s h i n an am o u n t eq u a l t o t h e P r i n cip a l A m o u n t of t h e s e curi t y (t h e “ D e p o s it ” ) t o s e cure y o ur pot e n ti a l o b l i gati o n u n d e r t h e Put O p t i o n , a s d e s cr i b e d i n t h e ac c o mp a n yin g p r o s p e ctu s s up p l e m en t u n d e r t h e h e adin g “ U . S . F e d e r a l I n c o m e T a x C o n s i d e r a t i o n s — T a x T r e a t m en t of U . S H ol d e r s – C e r t a i n N o te s T r e a t e d a s a P ut O p ti on an d a D e p o s it o r an Exec u t o r y C o n t r ac t – C e r t a i n N o te s T r e a t e d a s a P ut O p ti on an d a D e p o s i t . ” W e i n te n d t o t r e a t e ac h s e curi t y c o n s i s te n t w it h t h i s a p p r o ac h , an d w e i n t e n d t o t r e a t t h e De p o s it a s a n o n - c o n tin g e n t d e bt i n s t r um e n t fo r U . S . f e d e r a l i n c o m e t a x p u r p o s e s . By pu r c h asi n g t h e s e curi t ie s , y o u ag r ee (i n t h e ab s e n c e o f an a d mi n i s t r a t i ve d e termi n a t i o n o r judicia l ru l i n g t o t h e c o n t r a r y) t o t r e a t e ac h s e curi t y as c o n s i s t i n g o f t h e D e p o s it a n d t h e Put O p t i o n f o r a l l U . S . f e d e r a l i n c o m e t a x p ur p o s e s . S u bject t o t h e l imit a ti o n s d es cr i b e d t h e r e i n , an d ba s e d o n c e r t a i n f ac t ua l rep r e s e n t a ti o n s rec e i ve d f r o m u s , i n t h e o p i n i o n o f o u r s pecia l U . S . t a x c o u n s e l , M a y e r B r o wn L L P , it i s rea s o n a b l e t o t r e a t a s e cu r it y as c o n s i s tin g o f t h e D e p o s i t an d t h e Put O p t i o n fo r a l l U . S . f e d e r a l i n c o m e t a x p ur p o s e s . B e cau s e t h e r e a r e n o s t a tut o r y p r o v i s i o n s , r e g u l a t i o n s , pub l i s h e d ru l i n g s o r judicia l d e ci s i o n s add r e ss i n g t h e c h a r ac t e r i z a t i o n fo r U . S . f e d e r a l i n c o m e t a x p ur p o s e s o f s e c uri t ie s w it h term s t h a t a r e s ub s t a n ti a ll y t h e s ame a s t h o s e o f t h e s e curi t i e s, o t h e r c h a r ac t e r i z a t i o n s an d t r e a t m en t s a r e p o ss ib l e an d t h e timi n g a n d ch a r ac t e r o f i n c o m e i n re s p e ct o f t h e s e curi t ie s mi g h t di f f e r mater i a l l y a n d ad ve r s e l y f r o m t h e t r e a t m en t d e s cr i b e d ab o v e. F o r e x a mp l e, s e curi t ie s t h a t h av e a term of o n e yea r o r l e ss c o u l d b e t r e a t e d a s s h o r t - term d e bt i n s t r um e n t s fo r U . S . f e d e r a l i n c o m e t a x p ur p o s e s s ubj e ct t o t h e t r e a t m en t d e s cr i b e d u n d e r t h e h e adin g “ U . S . F e d e r a l In c o m e T a x C o n s i d e r a t i o n s — T a x T r e a t m en t o f U . S . H ol d e r s — U . S . F e d e r a l I n c o m e T a x T r e a t m en t o f t h e N o t e s a s I n d e bte d n e ss f o r U . S . F e d e r a l I n c o m e T a x Pu r p o s e s — S h o r t - T e r m N o te s ” i n t h e acc o mp a n yin g p r o s pect u s s up p l e m e n t. S e curi t i e s t h a t h av e a term of m o r e t h an o n e yea r c o u l d b e t r e a t e d a s d e bt i n s t r um e n t s t h a t a r e “c o n tin g e n t p a y m en t d e bt i n s t r u m e n t s ” f o r U . S . f e d e r a l i n c o m e t a x pur p o s e s s ub j e ct t o t h e t r e a tme n t d e s cr i b e d u n d e r t h e h e adin g “ U . S . F e d e r a l I n c o m e T a x C o n s i d e r a t i o n s — T a x T r e a t m en t o f U . S . H o l d e r s — U . S . F e d e r a l In c o m e T a x T r e a t m en t o f t h e N o te s a s I n d e bted n e s s f o r U . S . F e d e r a l In c o m e T a x Pu r p o s e s — C o n t i n g e n t N o te s ” i n t h e acc o mp a n y i n g p r o s pectu s s up p l e m e n t . W e w i l l n o t a t tempt t o a s c e r t a i n w h e t h e r t h e U n d e r l yi n g St o c k w o u l d b e t r e a t e d as a p a s s i v e f o r e ig n i nv e s t m e n t c o mp a n y (“ P FI C ” ) o r U n ited St a te s r e a l p r o p e r t y h ol di n g c o r p o r a t i o n (“ U S R P H C ” ) , b o t h as d e f i n e d f o r U . S . f e d e r a l i n c o m e t a x pu r p o s e s . I f t h e U n d e r l yin g St o ck w e r e s o t r e a t e d , c e r t a i n adv e r s e U . S . f e d e r a l i n c o m e t a x c o n s e q u e n c e s mi g h t a p p l y. Y o u s h o u l d r e f e r t o i n f o r ma t i o n f i l e d w it h t h e SEC and o t h e r aut h o r itie s b y t h e U n d e r l yin g S t o c k and c o n s u l t y o ur t a x advi s o r r e ga r d i n g t h e p o s s ib l e c o n s e qu e n c e s t o y o u i f t h e U n d e r l yin g St o c k i s o r b e c o m e s a P FI C o r a U S R P H C . U . S . H o l d e r s . P l e a s e s ee t h e d i s cu s s i o n u n d e r t h e h e adin g “ U . S . Fed e r a l I n c o m e T a x C o n s i d e r a t i o n s — T a x T r e a t m en t o f U . S H o l d e r s — C e r t a i n N o te s T r e a t e d as a P ut O p ti on and a D e p o s it o r a n E x e cut o r y C o n t r ac t — C e r t a i n N o te s T r e a t e d a s a P ut O p ti on a n d a D e p o s it ” i n t h e acc o mp a n yin g p r o s pect u s s up p l e m e n t f o r f ur t h e r di s cu s s i o n o f U . S . f e d e r a l i n c o m e t a x c o n s i d e r a t i o n s a p p l icab l e t o U . S . h o l d e r s (a s d e f i n e d i n t h e acc o mp a n yin g p r o s pectu s s up p l e m e n t) . I f up o n ma t uri t y o f t h e s e curi t i e s , y o u r e c e i ve s h a r e s o f t h e U n d e r l yin g St o c k an d ca s h i n l i e u o f any f r ac t i o n a l U n d e r l yin g S t o c k , y o u s h o u l d g e n e r a l l y r e c o g n i z e ca p it a l ga i n o r l o ss e qua l t o t h e d i f f e r e n c e b e tw e e n t h e am o u n t o f c a s h r e c e i ve d i n l i e u o f any f r ac t i o n a l U n d e r l yi n g St o c k and t h e p r o r a t a p o r ti on o f y o ur t a x basi s i n t h e s e curi t ie s t h a t i s a l lo cab l e t o s uch f r ac t i o n a l U n d e r l yin g St o c k , bas e d o n t h e am o u n t o f ca s h r e c e i v e d and t h e f ai r ma r k e t v a l u e o f t h e U n d e r l yin g St o c k r e c e i ve d . A l t h o u g h n o as s ur a n c e s can b e p r o v id e d i n t h i s r e g a r d , y o u ma y g e n e r a l l y e x p e ct n o t t o r e c o g n i z e any gai n o r l o ss w it h r e s pec t t o any U n d e r l yin g St o c k r e c e i v e d . Y o u s h o u l d g e n e r a l l y h av e a basi s i n t h e U n d e r l yin g St o c k e qua l t o y o ur t a x basi s i n t h e s e curi t ie s , o t h e r t h an any am o u n t a l lo ca t e d t o a f r ac t i o n a l U n d e r l yin g St o c k. T h e h ol di n g perio d f o r s uch U n d e r l yin g St o c k s h o u l d s t a r t o n t h e da y aft e r r e c e ip t . F o r pu r p o s e s o f d i v id i n g t h e an n ua l c o up o n r a t e o f a t l e ast 1 0 . 0 0% (t o b e d e termi n e d o n t h e p r ici n g da t e ) o n t h e s e curi t ie s am on g i n tere s t o n t h e D e p o s it and p r e miu m o n t h e P ut O p ti on , [ ● ] % c o n s ti t ut e s i n tere s t o n t h e D e p o s it and [ ● ] % c o n s ti t ut e s p r e miu m o n t h e P ut O p ti on . I f t h e s e curi t ie s a r e r e d e e m e d p r i o r t o ma t uri t y, y o u s h o u l d r e c o g n i z e t h e t o t a l P ut Pr e miu m r e c e i ve d as s h o r t - term ca p it a l gai n a t t h a t tim e. N o n - U . S . H o l d e r s . P l e a s e s e e t h e di s cu s s i o n u n d e r t h e h e ad i n g “ U . S . Fe d e r a l I n c o m e T a x C o n s i d e r a t i o n s — T a x T r e a t m e n t o f N o n - U . S . H o l d e r s ” i n t h e acc o mp a n yi n g p r o s pectu s s up p l e m en t f o r f u r t h e r di s cu s s i o n o f U . S . f e d e r a l i n c o m e t a x c o n s id e r a t i o n s a p p l icab l e t o n o n - U . S . h ol d e r s (a s d e f i n e d i n t h e acc o mp a n yin g p r o s p e ctu s s up p l e m en t) . B e ca u s e t h e U . S . f e d e r a l i n c o m e t a x t r e a t m e n t (i n c l udi n g t h e a p p l icabi l it y o f w it h h ol di n g ) of t h e c o up o n p a yme n t s i s u n c e r t ain , t h e e n ti r e a m o u n t o f t h e c o up o n p a yme n t s w i ll b e s ub j e ct t o U . S . f e d e r a l i n c o m e t a x w it h h ol d i n g a t a 3 0 % r a t e ( o r a t a lo w e r r a t e u n d e r an a p p l icab l e i n c o m e t a x t r e a t y) . W e , o ur ag e n t s , i n c l ud i n g WFS , o r t h e a p p l icab l e p a yin g ag en t , w i l l n o t p a y any additi on a l am o u n t s i n re s pect o f s uch w it h h ol di n g . U n d e r cur r e n t l aw , w h i l e t h e ma t ter i s n o t e n ti r e l y c l e a r , i n di v idua l n o n - U . S . h o l d e r s , and e n ti t ie s w h o s e p r o per t y i s p o te n t i a l l y i n c l udi b l e i n t h o s e i n di v idu a l s ’ g r o ss e s t a te s fo r U . S . f e d e r a l e s t a te ta x pur p o s e s ( f o r e x a mp l e, a t r u s t f u n d e d by s uch a n i n di v idu a l an d w it h re s pec t t o w h ic h t h e i n di v idua l h as r e t ain e d c e r t a i n i n tere s t s o r p o w e r s ) , s h o u l d n o te t h a t , abs e n t an a p p l icab l e t r e a t y b e n e f it, t h e s e curi t ie s a r e l ik e l y t o b e t r e a t e d as U . S . s itu s p r o per t y, s ubj e ct t o U . S . f e d e r a l e s t a te t a x. T h e s e i n di v idu a l s and e n ti t ie s s h o u l d c o n s u l t t h e i r t a x advi s o r s r e ga r di n g t h e U . S . f e d e r a l e s t a te ta x c o n s e q u e n c e s o f i n v e s ti n g i n t h e s e curi t i e s .

M a rk e t Lin k e d S e c u r i ti e s — A u t o - C a ll ab l e w i t h F i xe d C o u p o n a nd G eared B u ff er e d D o w n s i d e Pr i n c i p a l a t R i sk S e c u r i t i es L i n ked to t h e C o m m o n S to c k o f Ca t e r p i ll a r I n c . due M a y 1 6 , 2 02 8 FW P - 1 8 A “ di v id e n d e qui v a l e n t ” p a y m e n t i s t r e a t e d as a di v id e n d f r o m s o urc e s w it h i n t h e U n ited S t a te s and s uch p a yme n t s g e n e r a l l y w o u l d b e s ubj e ct t o a 3 0 % U . S . w it h h o l di n g t a x ( w h ic h ma y b e r e du c e d by a n a p p l icab l e i n c o m e t a x t r e a t y) i f p a i d t o a n o n - U . S . h ol d e r u n d e r S e cti on 8 7 1 (m ) o f t h e U . S . I n t e r n a l R e v e n u e C o d e of 1 9 8 6 , as ame n d e d (“ S e cti on 8 7 1 (m ) ” ) . U n d e r U . S . T r e as u r y D e p a r tme n t r e g u l a t i o n s , p a yme n t s (i n c l udi n g d e e m e d p a yme n t s ) w it h r e s pect t o e q u it y - l i n k e d i n s t r um e n t s (“EL Is ” ) t h a t a r e “ s peci f ie d E L I s ” m a y b e t r e a t e d a s di v id e n d e qui v a l e n t s i f s uch s peci f ie d E L I s r e f e r e n c e an i n t e r e s t i n an “ u n d e r l yin g s e curi t y,” w h ic h i s g e n e r a l l y any i n te r e s t i n an e n ti t y t a x a b l e as a c o r p o r a t i o n f o r U . S . f e d e r a l i n c o m e t a x pu r p o s e s i f a p a yme n t w it h r e s pect t o s uch i n tere s t c o u l d gi v e r i s e t o a U . S . s o urce di v id e n d . H o w e v e r , t h e I R S h a s i ss u e d g u idanc e t h a t s t a te s t h a t t h e T r e as u r y and t h e I R S i n te n d t o ame n d t h e a p p l icabi l i t y da t e s o f t h e T r e as u r y r e g u l a t i o n s t o p r o v i d e t h a t w it h h ol di n g o n d i v id e n d e qui v a l e n t p a yme n t s p a id o r d e e m e d p a id w i l l n o t a p p l y t o s peci f i e d E L I s t h a t a r e n o t d e l t a - o n e i n s t r um e n t s and t h a t a r e i ss u e d t h r o u g h 202 8 . Ba se d o n t h e term s o f t h e s e curi t ie s and ma r k e t c o n d iti o n s as o f t h e da t e o f t h i s f r ee w r itin g p r o s p e ctu s , t h e I ss u e r e x p e ct s t h a t t h e s e curi t ie s w i ll n o t b e t r e a t e d as d e l t a - o n e i n s t r um e n t s and , t h e r e f o r e , n o n - U . S . h ol d e r s s h o u l d n o t b e s u b ject t o w it h h ol d i n g o n di v i d e n d e qui v a l e n t p a yme n t s , i f a n y, u n d e r t h e s e curi t ie s . A d e term i n a t i o n t h a t t h e s e curi t ie s a r e n o t s ubj e ct t o S e c ti on 8 7 1 (m ) i s n o t bi n d i n g o n t h e I n terna l R e v e n u e S e r v ic e, a n d t h e I n terna l R e v e n u e S e r v i c e ma y di s ag r e e w it h t h i s t r e a t m e n t. M o r e o v e r , S e cti on 8 7 1 (m ) i s c o m p l e x and it s a p p l ica t i o n ma y d e p e n d o n y o ur p a r ticu l a r ci r cu m s t a n c e s , i n c l ud i n g y o ur o t h e r t r an s ac t i o n s . Fur t h e r m o r e, t h e a p p l ica t i o n o f S e cti on 8 7 1 (m ) w i l l d e pe n d o n o u r d e termi n a t i o n s o n t h e da t e t h e term s o f t h e s e curi t ie s a r e s e t. I t i s p o s s ib l e t h a t t h e s e curi t ie s c o u l d b e t r e a t e d as d ee m e d r e i s s u e d f o r U . S . f e d e r a l i n c o m e t a x pu r p o s e s up o n t h e o cc u rr e n c e o f c e r t a i n e v e n t s a f f e cti n g t h e U n d e r l yin g St o ck o r t h e s e curi t ie s , and f o l l o w i n g s u c h o cc u rr e n c e t h e s e curi t ie s c o u l d b e t r e a t e d as d e l t a - o n e s peci f i e d E L I s s u bject t o w it h h o l di n g o n di v id e n d e qui v a l e n t p a ym e n t s . N o n - U . S . h ol d e r s t h a t e n ter , o r h a v e e n tere d , i n t o o t h e r t r an s ac t i o n s i n r e s p e ct of t h e U n d e r l yin g St o c k o r t h e s e curi t ie s s h o u l d c o n s u l t t h e i r t a x advi s o r s a s t o t h e a p p l ica t i o n o f t h e di v i d en d e qui v a le n t w it h h ol di n g t a x i n t h e c o n text o f t h e s e curi t ie s and t h e i r o t h e r t r an s ac t i o n s . I f a n y p a yme n t s a r e t r e a t e d as di v i d e n d e qui v a l e n t s s ubj e ct t o w it h h ol di n g , w e , o ur age n t s , i n c l udi n g WFS , o r t h e a p p l icab l e p a yin g age n t, w o u l d b e e n ti t l e d t o w it h h ol d t a xe s w it h o ut b e i n g r e quired t o p a y a n y a dditi o n a l am o u n t s w it h re s p e ct t o am o u n t s s o w it h h e l d . P R OS P EC T I VE P U R C HA SE R S O F SECU R I T I ES SHO U L D CO N S U L T T HE I R T A X A DV I SO R S A S T O T HE FEDE R A L , S T A T E , L OC A L , A N D O T HE R T A X C O N SEQ U E N CES T O T HE M OF T HE O W N E R SH I P A N D D I SP O S I T I O N OF SECU R I T I E S .